                                NET OFFICE LEASE

                                      INDEX

Net Office Lease between:

                            FANA BURNHAMTHORPE CORP.

                            ("LANDLORD")

                            - and -


                            VIVENTIA BIOTECH INC.

                            ("TENANT")

Property:         SUITE 501, 10 FOUR SEASONS PLACE, TORONTO (FORMERLY ETOBICOKE)


Section            Heading
--------          ---------
1.       DEFINITIONS
2.       THE LEASED PREMISES
3.       TERM OF LEASE
4.       RENT
5.       COMMENCEMENT AND CONDUCT OF BUSINESS
6.       G.S.T. AND OTHER TAXES OF THE TENANT
7.       TAX ON TENANT'S LEASEHOLD IMPROVEMENTS
8.       TAXES
9.       OPERATING COSTS
10.      PAYMENT OF ADDITIONAL RENT AND OTHER AMOUNTS
11.      ELECTRICITY
12.      CARE OF PREMISES
13.      ASSIGNMENT OR SUBLETTING
14.      RULES AND REGULATIONS
15.      USE OF PREMISES
16.      TENANT'S INSURANCE
17.      CANCELLATION OF INSURANCE
18.      OBSERVANCE OF LAW
19.      WASTE AND NUISANCE
20.      ENTRY BY LANDLORD
21.      INDEMNITY
22.      EXHIBITING PREMISES
23.      ALTERATIONS
24.      GLASS AND OVERLOADING
25.      SIGNS AND ADVERTISING MEDIA
26.      NAME OF BUILDING AND DEVELOPMENT
27.      SUBORDINATION AND ATTORNMENT
28.      ACCEPTANCE OF PREMISES
29.      CERTIFICATES
30.      REFUSE OR DEBRIS
31.      QUIET ENJOYMENT
32.      LANDLORD'S ADDITIONAL COVENANTS
33.      FIXTURES
34.      REPAIR OF SERVICES TO BUILDING
35.      LANDLORD'S INSURANCE
36.      DAMAGE AND DESTRUCTION
37.      LIMITATION OF LANDLORD'S LIABILITY
38.      DELAYS
39.      DEFAULTS AND REMEDIES
40.      ACCEPTANCE OF RENT OR ADDITIONAL RENT
41.      DISTRESS
42.      RIGHT OF ENTRY
43.      RIGHT OF TERMINATION
44.      TENANT TO PAY RENT AND PERFORM COVENANTS
45.      NON-WAIVER
46.      OVERHOLDING
47.      TENANT PARTNERSHIP OR GROUP


48.      DEMOLITION
49.      ACCRUAL OF RENT
50.      NOTICES
51.      LAWS OF ONTARIO APPLY
52.      PAYMENT IN CANADIAN FUNDS
53.      NET LEASE
54.      ENTIRE LEASE
55.      INTERPRETATION
56.      NOTICE OF LEASE
57.      CAPTIONS
58.      SEVERANCE
59.      TIME OF THE ESSENCE
60.      LANDLORD AND TENANT RELATIONSHIP
61.      NEGOTIATION OF LEASE
62.      CONFIDENTIALITY
63.      TENANT'S INSOLVENCY
64.      OTHER AGREEMENTS
65.      SURVIVAL OF OBLIGATIONS
66.      PARKING
67.      CAPACITY OF AGENT
68.      SCHEDULES


Schedule "A"          Legal Description

Schedule "B"          Floor Plan

Schedule "C"          Rules and Regulations

Schedule "D"          Method of Floor Measurement

Schedule "E"          Addition Provisions

              THIS INDENTURE made this 20th day of November, 2000.

                 IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN:
                            FANA BURNHAMTHORPE CORP.
                       (hereinafter called the "Landlord")

                                                               OF THE FIRST PART
                        - and -
                        VIVENTIA BIOTECH INC.
                        (hereinafter called the "Tenant")

                                                              OF THE SECOND PART

         WHEREAS Fana Burnhamthorpe Corp. is the registered owner of certain lands (the "Lands") more fully described in Schedule "A" attached hereto, upon which an office building municipally known as 10 Four Seasons Place, in the City of Toronto (formerly Etobicoke) has been constructed and which is part of the Development;

         AND WHEREAS the Landlord has agreed to lease to the Tenant that part of the Building on the 5th floor, Suite 501 which is hereinafter described as the Leased Premises. The Gross Leasable Area of the Leased Premises is approximately eight thousand two hundred and eighty-six (8,286) square feet.

         The approximate location of the Leased Premises is shown on the floor plan attached hereto as Schedule "B" and the Tenant has agreed to lease the Leased Premises (as hereinafter defined) on the terms and conditions as hereinafter set forth. The measurements of any area of the Building shall be undertaken by the Landlord's Architect, who shall measure such area in accordance with the requirements of ANSI/BOMA Standard Z65.1-1996 (the "BOMA Standard") and subject to Section 2.2 below.

         NOW THEREFORE THIS INDENTURE WITNESSETH:

1.       DEFINITIONS

1.1 For the purposes of this Lease the following terms and words shall have the meanings ascribed to them hereunder:

1.1.1 "ACCESSORY AREAS" shall mean the area of corridors, elevator lobbies, service elevator lobbies, washrooms, air cooling rooms, fan rooms, janitors' closets, telephone and electrical closets and other closets serving the Building and/or the Leased Premises in common with other premises on the same floor.

1.1.2 "ADDITIONAL RENT" shall mean all or any monies or amounts owing by the Tenant to the Landlord pursuant to this Lease, excluding Rent.

1.1.3 "BUILDING" shall mean the building constructed on the Lands described in Schedule "A" and municipally known as 10 Four Seasons Place, in the City of Toronto (formerly Etobicoke), including, without limitation, the Leased Premises, the Common Areas, the Accessory Areas and the Building Service Areas therein.

1.1.4 "BUILDING SERVICE AREAS" shall mean the elevator shafts, stairwells, stairs (but excluding stairways serving a tenant on an exclusive basis), flues, stacks, pipe shafts, vertical ducts and mechanical rooms with their enclosing walls.

1.1.5 "CAPITAL TAX" means any lax or taxes imposed upon the Landlord and/or the owners of the Development from time to time based upon or computed by reference to the actual or deemed capital, taxable capital, taxable capital employed in Canada, paid-up capital, taxable paid-up capital, taxable paid-up capital employed in Canada, capital stock, members' contributions, retained earnings, contributed capital or other surplus, reserves, indebtedness or other similar amounts, including, without limitation, tax or taxes imposed pursuant to the Corporations Tax Act (Ontario) or under Part 1,3 of the Income Tax Act (Canada) (Tax on Large Corporations), as such amounts may be determined by the Landlord from time to time for purposes thereof, or any tax or levy imposed by any federal, provincial, municipal or local authority that is similar to, in lieu of, in substitution for or in addition to any such tax or taxes.

1.1.6 "COMMENCEMENT DATE" shall mean the first day of the Term as set out in Paragraph 3.1 of this Lease.

1.1.7 "COMMON AREAS" shall mean the entrances, foyers and lobbies of the Building and the corridors on each of the floors of the Building together with all public entrance doors, halls, stairways (but excluding stairways serving a tenant on an exclusive basis), passages, elevators, shipping and receiving areas and office lavatories for use by the public in the Building as designated by the Landlord from time to time.

1.1.8 "COMPLEX" shall mean the buildings constructed on the Lands described in Schedule "A" and municipally known as 10, 16, 17, 18, 19 and 21 Four Seasons Place respectively, in the City of Toronto (formerly Etobicoke).

1.1.9 "DEVELOPMENT" means the Lands and the Complex, as they may be altered, expanded or reduced from time to time at the sole discretion of the Landlord, and all buildings, improvements, equipment and facilities thereon and thereunder from time to time, as they may be altered, expanded or reduced from time to time at the sole discretion of the Landlord, including without limitation all above and below ground parking structures, the whole being known as "Burnhamthorpe Square Business Centre" or such other name as may be designated by the Landlord from time to time.

1.1.10 "GROSS LEASABLE AREA OF THE LEASED PREMISES" shall have the same meaning as the definition of "Rentable Area" as said term is defined in accordance with the BOMA Standard (as expressed in square feet as calculated for the Leased Premises by the Landlord's Architect plus an additional percentum representing the Tenant's share of the Accessory Areas, the Building Service Areas and the Common Areas from time to time).

1.1.11 "LANDLORD'S ARCHITECT" shall mean a duly qualified architect or surveyor licensed to practise in the Province of Ontario and selected by the Landlord from time to time.

1.1.12 "LEASE" shall mean this lease and all schedules referred to in the body of the document itself.

1.1.13 "LEASED PREMISES" shall mean these premises located on a portion of the 5th floor of the Building, whose approximate location is set out on the floor plan attached hereto as Schedule "B". In the event of a tenant leasing an entire floor, the Leased Premises shall include all of the Accessory Areas serving the floor leased by the Tenant.

1.1.14 "NET LEASABLE AREA OF THE LEASED PREMISES" shall have the same meaning as the definition of "Useable Area" as said term is defined in accordance with the BOMA Standard as expressed in square feet as calculated for the Leased Premises by the Landlord's Architect from time to time.

1.1.15 "OPERATING COSTS" has the meaning attributed to it in paragraph 9.1.1 of this Lease.

1.1.16 "PROPORTIONATE SHARE" shall mean the fraction which has as its numerator the Gross Leasable Area of the Leased Premises and which has as its denominator the Total Leasable Area of the Building. "PROPORTIONATE SHARE OF DEVELOPMENT OPERATING COSTS" means the fraction which has as its numerator the Gross Leasable Area of the Leased Premises and as its denominator the Total Leasable Area of the Development.

1.1.17 "RENT" shall mean the annual rent payable by (he Tenant to the Landlord pursuant to Paragraph 4.1 of this Lease.

1.1.18 "TAXES" has the meaning attributed to it in paragraph 8.1 of this Lease.

1.1.19   "TERM" shall mean the period as set out in Paragraph 3.1 of this Lease.

1.1.20 "TOTAL LEASABLE AREA OF THE BUILDING" shall have the same meaning as the definition "Building Rentable Area" in accordance with the BOMA Standard as expressed in square feet and calculated for the Building by the Landlord's Architect from time to time.

1.1.21 "TOTAL LEASABLE AREA OF THE DEVELOPMENT" means the Total Leasable Area of the Building of each of the buildings in the Development as expressed in square feet and calculated by the Landlord's Architect from time to time.

2.       THE LEASED PREMISES

2.1 The Landlord hereby demises and leases and by these presents docs demise and lease the Leased Premises to the Tenant, together with the right of the Tenant, the Tenant's employees, agents, suppliers (subject to Paragraph 14.1 hereof), and persons having business with the Tenant, in common with the Landlord, its other tenants, subtenants and all others entitled to the use of the Common Areas.

2.2 The Landlord may in its sole discretion from time to time remeasure the Gross Leasable Area of the Leased Premises or recalculate the Gross Leasable Area of the Leased Premises and readjust the Rent and Additional Rent accordingly. The effective date of any such readjustment shall: (a) in the case of an adjustment to the Total Leasable Area of the Building, be the date on which the change occurs; and (b) in the case of a correction to any measurement or calculation error, be the dale as of which such error was introduced in the calculation of the Rent and Additional Rent.

3.       TERM OF LEASE


3.1      To have and to hold the Leased Premises for and during a term of five
         (5) years (the "Term") to be computed from the first (1st) day of January 2001, subject to Paragraph 5.2 hereof (the "Commencement Date") and from thenceforth next ensuing and fully to be completed and ended on the thirty-first (31st) day of December 2005, unless sooner terminated by the Landlord in accordance with this Lease.

4.       RENT

4.1 The Tenant shall pay to the Landlord at die address set forth in Paragraph 50.1, in lawful money of Canada and without any deduction, set off or abatement, throughout the Term an annual minimum rent (the "RENT"), in advance, on the first day of each month throughout the Term as follows: $103,575.00 per annum, payable in equal consecutive monthly instalments of $8,631.25 in advance, on the first day of each month during each year of the 5 years of the Term. The aforesaid Rent is calculated on the basis of a net rent of: $12.50 per square fool of Gross Leasable Area of the Leased Premises per annum for each of the 5 years of the Term. Rent and Additional Rent may be adjusted from time to time by the Landlord, if necessary, to conform with changes in the Gross Leasable Area of the Leased Premises. Subject to Section 2.2, a certificate of the Landlord's Architect to that effect shall be conclusive, SAVE FOR MANIFEST ERROR, SHALL BE ADDRESSED TO BOTH LANDLORD AND TENANT.

4.2 The Tenant covenants with the Landlord to pay Rent and Additional Rent and such oilier amounts for which the Landlord may be entitled to demand payment from the Tenant pursuant to the provisions of this Lease without any deduction, setoff or abatement. Rent and Additional Rent arc reserved by the Landlord and payable by the Tenant in consideration for the demise and lease of the Leased Premises hereunder. The Landlord shall, in addition to any other right or remedy available to the Landlord, have the same rights and remedies in the event of default by the Tenant in the payment of Additional Rent as the Landlord would have in the event of default by the Tenant in the payment of Rent. All Additional Rent payable by the Tenant to the Landlord pursuant to this Lease shall, unless otherwise provided herein, become due and payable with the next monthly instalment of Rent. Where the calculation of any Additional Rent is not made until after the expiration or earlier termination of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive such expiration or earlier termination and such amount shall be payable by the Tenant after final determination and upon demand by the Landlord.

4.3 Landlord acknowledges that the TENANT has provided to Royal LePage Commercial Inc. (the "LEASING AGENT"), in trust for the Landlord a deposit equal to the sum of thirty-eight thousand two hundred and seventy one dollars and sixty-five cents ($38,271.65) (the "DEPOSIT") to be applied to the first and last months' Rent and Additional Rent payable by the Tenant hereunder. Provided that if, at any time during the term, Rent is overdue and unpaid, or if the Tenant fails to keep or perform any of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant, then, the Landlord, at its option, may, in addition to any and all other rights and remedies provided for in this Lease or by law, appropriate and apply the balance of the Deposit (the "BALANCE") or so much thereof as if necessary to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant. If the Balance or any portion thereof is appropriated and applied by the Landlord for the payment of overdue Rent or Additional Rent, then the Tenant shall, forthwith after demand by the Landlord, remit to the Landlord a sufficient amount in cash to restore the Balance to the original sum deposited and the Tenant's failure to do so forthwith after receipt of such demand constitutes a breach of this Lease.

4.4 The Landlord shall deliver the Balance to any purchaser of the Landlord's interest in the Leased Premises and the Development if such interest is sold and thereafter the Landlord shall be discharged from any further liability with respect to the Deposit so long as the purchaser has assumed the Landlord's obligations hereunder.

5.       COMMENCEMENT AND CONDUCT OF BUSINESS

5.1 The Tenant SHALL OPERATE its business in the whole of the Leased Premises in a reputable manner and in compliance with the provisions of this Lease and the requirements of all applicable governmental and municipal laws, by-laws and regulations during the Term.

5.2 SUBJECT TO SCHEDULE "E", if the Landlord is unable to deliver vacant possession of the Leased Premises on the Commencement Date by reason of the Landlord's failure to complete construction or to make available the services which the Landlord is hereby obligated to furnish or by reason of any previous tenant or occupant overholding or for any other reason whatsoever, then, until such time as the Landlord is able to deliver vacant possession of the Leased Premises WITH THE TURNKEY WORK COMPLETED, Rent and such other amounts for which the Landlord may be entitled to demand payment from the Tenant under the provisions of this Lease, shall abate in that proportion which the area of the Leased Premises which TENANT IS WILLING TO COMMENCE OPERATING ITS BUSINESS FROM bears to the Net Leasable Area of the Leased Premises.
         PROVIDED LANDLORD IS USING ALL COMMERCIALLY REASONABLE STEPS TO
         DELIVER VACANT POSSESSION OF THE PREMISES WITH THE TURNKEY WORK COMPLETED, Tenant hereby agrees to accept such abatement of Rent and Additional Rent in full settlement of and any and all claims which the Tenant may otherwise have against the Landlord by reason of the Leased Premises not being ready for occupancy on the Commencement Date.

         The Tenant shall not be entitled to any further abatement of Rent or Additional Rent and there shall be no abatement of Rent or Additional Rent for any delay in occupancy due to the Tenant's failure to complete all or any installations or other work required to be completed by the Tenant in accordance with the provisions of this LEASE. The Tenant shall not be entitled to any abatement of Rent or Additional Rent where the Landlord's failure to obtain completion of the Leased Premises or to deliver vacant possession of the Leased Premises on the Commencement Date is due to any act or omission on the part of the Tenant. The decision of the Landlord's Architect shall be final and binding upon the parties hereto as to whether or not the Leased Premises are ready for occupancy by the Tenant, as to the proportion of the Leased Premises that is available for occupancy and as to the extent to which any delay in completion of the Leased Premises or in the delivery of vacant possession is due to any act or omission of the Tenant or its agents, servants or contractors. The Tenant shall, promptly upon the request by the Landlord, execute an acknowledgement of the date upon which complete and vacant possession of the Leased Premises is delivered to the Tenant. Notwithstanding the Landlord's failure to obtain completion of the Leased Premises or to deliver vacant possession of the Leased Premises on the Commencement Date, this Lease shall continue in full force and effect subject only to the abatement of Rent and Additional Rent as aforesaid and this Lease shall expire on the date specified in Paragraph 3.1 hereof notwithstanding such delay, UNLESS VACANT POSSESSION AND COMPLETION OF THE TURNKEY WORK IS NOT DELIVERED WITHIN 6 MONTHS OF THE DATE HEREOF IN WHICH EVENT TENANT MAY, IN ADDITION TO ANY OTHER REMEDIES AVAILABLE TO IT, TERMINATE THIS LEASE.

6.       G.S.T. AND OTHER TAXES OF THE TENANT


6.1 The Tenant covenants with the Landlord to pay business and other taxes, charges, rates, duties and assessments levied, rated, charged or assessed against and in respect of the Tenant's occupancy of the Leased Premises, or in respect of the personal property, trade fixtures, furniture and facilities of the Tenant or business of the Tenant on the Leased Premises, and including any Goods and Services Tax ("GST" or "G.S.T.") with respect to Rent and Additional Rent payable by the Tenant, if, as and when the same becomes due, and will indemnify and keep indemnified the Landlord from and against all payments of all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments, license fees and any and all taxes which may in future be levied in lieu of such taxes.

6.2 If the method of taxation has or shall be altered, so that the whole or any part of the business or other taxes, charges, rates and/or duties ordinarily or formerly payable in respect of any use or occupancy of the Leased Premises is merged into a comprehensive realty or other type of tax, the Landlord shall have the right to allocate and collect such component of the comprehensive tax from the Tenant, it being the intention of the parties hereto that the Tenant shall remain solely responsible for said business or other taxes, charges, rates and/or duties ordinarily or formerly payable in respect of any use or occupancy of the Leased Premises.

7.       TAX ON TENANTS LEASEHOLD IMPROVEMENTS

7.1 The Tenant covenants with the Landlord to pay all taxes, charges, rates, duties and assessments levied, rated, charged or assessed against and in respect of all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by the Tenant or on behalf of the Tenant, in the Leased Premises as and when the same become due, and the Tenant will indemnify and keep indemnified the Landlord from and against all payments of all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments, which may be levied now or in the future or in lieu of such taxes.

8.       TAXES

8.1 For the purpose of Paragraphs 8.2 and 8.2, "TAXES" means all taxes, rates, duties, levies, charges and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed against the Lands, the Development and the Building or upon the Landlord in respect thereof or from time to time levied, imposed or assessed in the future in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements and including any commercial concentration type of tax, and including all costs and expenses (including legal and other professional fees reasonably incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies, charges or assessments) but excluding taxes on the income of the Landlord to the extent that such taxes are not levied in lieu of taxes, rates, duties, levies, charges or assessments against the Building, the Development or upon the Landlord in respect thereof and shall also include any and all taxes which may in future be levied in lieu of taxes as hereinbefore defined, AND EXCLUDING CAPITAL TAX.

8.2 If the Tenant or any person occupying the Leased Premises or any part thereof shall elect to have the Leased Premises or any part thereof assessed for Separate School taxes, the Tenant shall pay to the Landlord as soon as the amount of the Separate School taxes is ascertainable, any amount by which the Separate School taxes exceed the amount which would have been payable for school taxes had such election not been made as aforesaid.

8.3 The Tenant covenants to pay, as Additional Rent, the Proportionate Share of Taxes, all in accordance with the provisions of Paragraph 10.1 hereof and all in accordance with the following:

8.3.1 If there is no separate assessment for Taxes with respect to the Leased Premises, or if there is such a separate assessment, but such separate assessment, together with all other separate assessments relating to Total Leasable Area of the Building do not aggregate the total assessment for Taxes of the Lands and Building then until such time as there is a separate assessment for Taxes with respect to the Leased Premises and until such time as such separate assessment, if any, together with all other such separate assessments, aggregate the total assessment for Taxes of the Lands and Building, the Tenant shall pay as Additional Rent its Proportionate Share of the Taxes on the Lands and the Building.

8.3.2 If there is a separate assessment for Taxes with respect to the Leased Premises and if such separate assessment, together with all other separate assessments, relating to the Total Leasable Area of the Building, aggregate the total assessment for the Taxes of Lands and the Building, the Tenant shall pay as Additional Rent the amount of such separate assessment.

8.3.3 Should the Lands and the Building not be fully assessed as a commercial property for the determination of Taxes in any calendar year, then the Landlord shall adjust (on the basis of the net nature of this Lease) the Taxes to an amount that would have been determined if the Lands and Building had been fully assessed as a commercial property.

9.       OPERATING COSTS

9.1      For the purposes of Paragraph 9.2 hereof:

9.1.1 "Operating Costs" means the total amounts WITHOUT DUPLICATION incurred by the Landlord, acting reasonably, paid or payable whether by the Landlord or by others on behalf of the Landlord for climate control and for the maintenance, operation, repair, replacements to and administration of the Lands, the Development and the Building from time to time including, without limitation, the aggregate of:

9.1.1.1 the total annual costs and expenses of insuring the Building and the improvements and equipment and other property in the Building from time to time, owned or operated by the Landlord or for which the Landlord is liable, or may become liable pursuant to Paragraph 35.1 hereof;

9.1.1.2 cleaning (including window cleaning), janitorial services, maintenance, repair and replacement to the Building, including snow and ice removal, gardening, landscaping, garbage and waste collection and disposal including, without limitation, those costs referred to in Section 32 herein, exterior lighting and repairs and maintenance to all parking areas, driveways, sidewalks, lanes, streets and walkways in or adjacent to the Building and underground services and facilities in the Building, if any;

9.1.1.3 the aggregate of the costs and amounts paid for: (i) all fuel used in heating or other purposes; (ii) all electricity furnished by the Landlord to the Building other than electricity furnished directly to and paid for by tenants; (iii) all hot and cold water other than that chargeable to tenants by reason of their extraordinary consumption of water; (iv) climate control; and (v) telephone and any other utility costs used in the maintenance and operation of the Lands and Building;

9.1.1.4  the costs of policing, security and supervision;

9.1.1.5 salaries, wages and other amounts paid or payable for all personnel including engineers, janitors, caretakers and other employees of the Landlord WORKING AT THE DEVELOPMENT, OR A REASONABLE PORTION THEREOF WITH RESPECT TO PERSONNEL EMPLOYED PART TIME AT THE DEVELOPMENT, and for all supervisory personnel and the building manager involved in the maintenance and operation of the Lands, the Development, and Building, including contributions and premiums towards fringe benefits, unemployment and Workers' Compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors employed in the repair, care, maintenance and cleaning of the Development and the Building;

9.1.1.6 the cost of the rental of any equipment and signs, and the cost of supplies, used by the Landlord in the maintenance and operation of the Lands, the Development and Building;

9.1.1.7  the cost of heating, ventilating and air conditioning the Building;

9.1.1.8 audit fees and the cost of accounting services incurred in the preparation of statements and in the computation of the rents and charges payable by tenants of the Development;

9.1.1.9 all replacements, repairs and maintenance (including gardening and landscaping maintenance, repair and replacement) and operation of the Lands, the Development and the Building and the systems, facilities and equipment serving the Lands, Development and Building (including, without limitation, all elevators and other transportation equipment and systems, the heating, ventilating and air conditioning and climate control systems serving the Building and environmental and energy conservation systems) provided the foregoing shall not include the cost of repairs or replacements due to inherent structural defects or weaknesses in the original construction of the Building and the initial cost of construction of new buildings OR IMPROVEMENTS in the Complex;

9.1.1.10 amortization on the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and amortization on the costs incurred for repairing, replacing or installing all other fixtures, equipment and facilities serving or comprising the Lands, the Development and Building from time to time (including the heating, ventilating and air conditioning and climate control systems serving the Building and environmental and energy conservation systems serving the Building) which by their nature, require periodic or substantial repair or replacement, and which are, in accordance with sound accounting principles of a capital nature and which are not charged fully in the accounting year in which they are incurred, in either case, at rates on the various items determined from time to time by the Landlord, acting reasonably in accordance with sound accounting principles;

9.1.1.11 interest calculated at two (2) percentage points above the average prime bank commercial lending rate charged during such accounting year by any Canadian chartered bank designated from time to time by the Landlord, UPON the unamortized portion of the costs referred to in Paragraph 9.1.1.10;

9.1.1.12 a fee for the administration and management of the Building applied against the total rentals receivable by the Landlord from the tenants of the Building including additional rentals WHICH IN ANY EVENT SHALL NOT EXCEED 15% OF OPERATING COSTS LESS CAPITAL TAX AND INTEREST; and

9.1.1.13 Capital Tax.

Operating Costs shall reflect the fact that, if less than one hundred percent (100%) of the Building is occupied during any period for which a computation must be made, the amount of Operating Costs will be increased to reflect the additional costs that would have been incurred had one hundred percent (100%) of the Building been occupied during that period.


RIDER 9.1

NOTWITHSTANDING ANYTHING TO THE CONTRARY, OPERATING COSTS SHALL NOT INCLUDE THE
FOLLOWING:

         .1 ADDITIONS AND MAJOR STRUCTURAL IMPROVEMENTS TO THE BUILDING OR DEVELOPMENT,

         .2 REPAIR AND REPLACEMENT RESULTING FROM INFERIOR OR DEFICIENT WORKMANSHIP, MATERIALS OR EQUIPMENT IN THE INITIAL CONSTRUCTION OF THE BUILDING OR DEVELOPMENT,

         .3 GROUND RENT (IF ANY), AND INTEREST ON AND PRINCIPAL RETIREMENT OF MORTGAGES AND CAPITAL COST ALLOWANCE ON THE BUILDING STRUCTURE COMPRISED IN THE BUILDING OR DEVELOPMENT,

         .4 REPAIR AND REPLACEMENT FOR WHICH LANDLORD IS REIMBURSED BY INSURERS, TENANTS OR UNDER WARRANTIES OR GUARANTEES,

         .5 TENANT IMPROVEMENTS AND LEASING COMMISSIONS, LEGAL FEES, ADVERTISING COSTS AND OTHER RELATED EXPENSES INCURRED IN CONNECTION WITH THE LEASING OR SALE OF THE BUILDING,

         .6 THE COST OF PAINTING, DECORATING, OR OF PROVIDING SPECIAL CLEANING OR ADDITIONAL SERVICES FOR ANY OCCUPANT OF ANY SPACE IN THE BUILDING, OTHER THAN THE PREMISES,

         .7 LEGAL FEES, ACCOUNTANT'S FEES AND OTHER EXPENSES INCURRED IN CONNECTION WITH DISPUTES WITH TENANTS OR OTHER OCCUPANTS OF THE BUILDING OR ASSOCIATED WITH THE ENFORCEMENT OF ANY LEASES OR DEFENCE OF LANDLORD'S TITLE TO OR INTEREST IN THE BUILDING OR ANY PART THEREOF.

         .8       LANDLORD'S INCOME TAXES,

         .9       REPLACEMENT OR REPAIR OF THE STRUCTURAL COMPONENTS OF THE
                  BUILDING,

         .10 THE AMOUNT OF ANY SALES TAX, GOODS AND SERVICES TAX, VALUE ADDED TAX OR ANY SIMILAR TAX ("SALES TAX") PAID OR PAYABLE BY LANDLORD ON THE PURCHASE OF GOODS AND SERVICES INCLUDED IN OPERATING COSTS, WHERE THE AMOUNT OF THE SALES TAX IS AVAILABLE TO LANDLORD AS A CREDIT OR OFFSET DETERMINING LANDLORD'S NET TAX LIABILITY OR REFUND ON ACCOUNT OF SUCH SALES TAX.

         .11 REVENUES RECEIVED BY LANDLORD ON ACCOUNT OF ANY PAID PARKING FACILITY AT THE BUILDING BUT ONLY TO THE EXTENT OF THE TOTAL COSTS INCLUDED IN OPERATING COSTS IN RESPECT OF SUCH PAID PARKING FACILITY.

         .12 ALL WORK TO THE BUILDING MADE NECESSARY BY LANDLORD'S NON-COMPLIANCE OR THE NON-COMPLIANCE OF LANDLORD'S CONTRACTORS, SUB-CONTRACTORS, SUPPLIERS OR THOSE FOR WHOM LANDLORD IS RESPONSIBLE AT LAW, WITH GOVERNING CODES, BY-LAWS AND REGULATIONS, AND

         .13 INTEREST, COSTS OR PENALTIES INCURRED AS A RESULT OF LATE PAYMENT OF AMOUNTS DUE BY LANDLORD UNLESS LANDLORD IS OR WAS BONA FIDE DISPUTING SUCH AMOUNTS DUE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, ANY PERMITTED OPERATING COSTS OF CAPITAL NATURE SHALL BE AMORTIZED OVER THE USEFUL LIFE THEREOF IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

9.2 "DEVELOPMENT OPERATING COSTS" means, in respect of any financial period designated by the Landlord, the total costs of outdoor repair, operation, maintenance and replacement of the Development from time to time, including, but not limited to, snow, ice and garbage removal, gardening and landscaping, exterior lighting and repairs to and maintenance of all parking areas, driveways, sidewalks, lanes, streets, and walkways in or adjacent to the Development and underground services and facilities in the Development and the total costs of installation, repair and operation of environmental and energy conservation systems serving the Development. To the extent an element of Operating Costs relates to the entire Development and not the Building, the Landlord shall calculate the Tenant's Proportionate Share thereof on the basis of the Tenant's Proportionate Share of Development Operating Costs.

9.3 The Tenant covenants that it shall pay, during the Term, as Additional Rent, its Proportionate Share of Operating Costs and its Proportionate Share of Development Operating Costs, in accordance with paragraph 10.1 hereof.

10.      PAYMENT OF ADDITIONAL RENT AND OTHER AMOUNTS

10.1 Any Additional Rent or other amounts payable by the Tenant, to the Landlord pursuant to this Lease shall be paid as follows:

10.1.1 The Landlord may estimate the amount or amounts of such Additional Rent at the commencement of each calendar year and the Tenant shall pay to the Landlord monthly as Additional Rent, one-twelfth (1/12th) of such estimated amounts. LANDLORD'S ESTIMATE OF THE ADDITIONAL RENT FOR THE CALENDAR YEAR 2000 IS $14.40 PER SQUARE FOOT. If the amount of additional payments made by the Tenant should be less than the actual amount due for such year taken as a whole, then in that event the Tenant shall pay to the Landlord forthwith upon demand the amount of such deficiency.

10.1.2 If the aggregate amount of additional payments made by the Tenant should be greater than the actual amount due for such year taken as a whole, then, in that event, should the Tenant not be otherwise in default hereunder, the amount of such excess will be applied by the Landlord to the next succeeding instalments of

         Additional Rent due hereunder; and if there be any such excess for the last calendar year of the term, the amount thereof will be refunded by the Landlord to the Tenant within thirty (30) days after the expiration of the Term provided the Tenant is not otherwise in default under the terms of this Lease.

10.1.3 If this Lease commences on a date other than the first day of a calendar year or expires on a date other than the last day of a calendar year, the estimated additional rentals for such periods of this Lease less than a full calendar year shall be adjusted on a pro rata basis.

10.2 Within a reasonable period after the end of the Landlord's financial year, the Landlord will provide the Tenant with a statement of Operating Costs and a statement of Taxes with reasonably detailed back-up supporting such statement, certified to be correct by the LANDLORD, together with details of the Tenant's Proportionate Share thereof.

11.      ELECTRICITY

11.1 The Tenant covenants and agrees to pay the cost of all electricity supplied to the Leased Premises, provided that if there is not a separate meter for the Leased Premises, the Landlord acting reasonably shall estimate the cost of electricity supplied to the Leased Premises.

11.2 In addition to but without duplication of the amounts payable by the Tenant hereunder, if the Landlord requires, the Tenant shall pay;

11.2.1 an additional charge for the supply to and usage of any excess electricity in the Leased Premises or of any electricity supplied to the Leased Premises on Saturdays, Sundays and statutory holidays and after normal business hours on weekdays, all as equitably allocated by the Landlord;

11.2.2 all costs incurred by the Landlord in determining or allocating the additional charge including, without limitation, professional engineering and consulting fees; and

11.2.3 an administration fee of fifteen percent (15%) of the costs and charges referred to in subparagraphs 11.2.1 and 11.2.2 above.

         The Tenant shall pay for the cost of any metering which the Tenant requests the Landlord to install in the Leased Premises, FOR THE purpose of assisting in determining the consumption of any Utility in the Leased Premises.

12.      CARE OF PREMISES

12.1 The Tenant covenants with the Landlord to maintain and repair the Leased Premises in as good a state of repair throughout the Term as the Leased Premises are in as at the Commencement Date, SUBJECT TO REASONABLE WEAR AND TEAR AND DAMAGE RESULTING FROM STRUCTURAL DEFECTS OR LANDLORD'S NEGLIGENCE and the Landlord may enter and view the state of repair UPON AT LEAST 48 HOURS PRIOR WRITTEN NOTICE EXCEPT IN EMERGENCY and the Tenant will repair according to notice in writing. The Tenant agrees that it will leave the Leased Premises in good repair SUBJECT TO REASONABLE WEAR AND TEAR AND DAMAGE RESULTING FROM STRUCTURAL DEFECTS OR LANDLORD'S NEGLIGENCE, PROVIDED TENANT SHALL HAVE NO OBLIGATION TO RESTORE THE LEASED PREMISES TO BASE BUILDING STANDARD OR REMOVE ANY LEASEHOLD IMPROVEMENT. The Tenant will not allow or cause the Leased Premises or any part of it to be used for any business which, either directly or indirectly, involves the preparation, production or storage of any toxic or hazardous substances or materials (collectively, the "CONTAMINANTS") including, without limitation, any products of waste, asbestos, urea formaldehyde foam insulation, radon gas, PCBs or any other contaminant as defined in the ENVIRONMENTAL PROTECTION ACT, R.S.O. l990, is amended, excluding THOSE materials and substances common to business offices AND used in compliance with all applicable legislation (e.g. paint). If the Tenant fails to maintain the Leased Premises in good repair, the Landlord may, after giving reasonable

         WRITTEN notice (it being agreed that forty-eight (48) hours is reasonable notice), or, without notice in the case of an emergency, perform or cause to be performed all or part of what the Tenant failed to perform and may enter upon the Leased Premises and do those things that the Landlord considers necessary for that purpose. The Tenant will pay to the Landlord on demand, the Landlord's expenses incurred under this Section plus an amount equal to fifteen percent (15%) of those expenses for the Landlord's overhead and administrative costs. PROVIDED THE LANDLORD ACTS IN A COMMERCIALLY REASONABLE MANNER, the Landlord will have no liability to the Tenant for loss or damages resulting from its action or entry upon the Leased Premises.

13.      ASSIGNMENT OR SUBLETTING

13.1 The Tenant shall not assign or in any way encumber the whole or any part of this Lease or sublet or part with the possession of or in any way encumber all or part of the Leased Premises (each of the foregoing being a "TRANSFER") without the prior written consent of the Landlord, which consent shall not be unreasonably withheld OR DELAYED; provided however, such consent to any Transfer shall not relieve the Tenant from its obligations for the payment of Rent, Additional Rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained and any default by any recipient of the Transfer (a "TRANSFEREE") shall be regarded as breach of this Lease by the Tenant.

13.2 Notwithstanding the contents of Paragraph 13.1 hereof or anything hereinbefore or hereinafter set forth:

13.2.1 Prior to any Transfer, from time to time, the Tenant shall send to the Landlord a notice setting forth the name and address of the proposed Transferee and all the terms and conditions of the proposed Transfer. Notwithstanding the provisions of this Section 13 or anything else contained herein, the Landlord may, in its sole discretion, elect to cancel this Lease in preference to giving its consent. If the request for consent relates to only a part of the Leased Premises, the Landlord's rights to cancel this Lease will relate only to such part and in this event the Tenant will, at its expense, arrange for the partitioning of the Leased Premises so as to separate the part being Transferred from the remainder of the Leased Premises. If the Landlord elects to cancel all or part of this Lease, the Tenant will notify the Landlord in writing within ten (10) days thereafter of the Tenant's intention to refrain from such Transfer. If the Tenant fails to deliver notice within the ten (10) day period, the Tenant will be deemed to accept the foregoing and this Lease will be terminated or amended to reflect the surrender of the Transferred portion of the Leased Premises upon the expiration of the ten (10) day period and the Tenant shall, in either case, execute and deliver to the Landlord the Landlord's form of acknowledgement to this effect and vacate the Leased Premises (or relevant portion thereof) in the manner required in Section 33 herein. If the Tenant advises the Landlord that the Tenant has cancelled such Transfer in the manner set out above, each of the proposed Transfer, the Landlord's election to cancel this Lease or reduce the Leased Premises will become null and void in such instance but the Tenant shall remain liable for the Landlord's REASONABLE costs and expenses in connection therewith. If the Landlord shall have declined to elect to terminate this Lease, pursuant to the foregoing, the Tenant may Transfer such space to the Transferee in accordance with the terms and conditions of the Transfer previously presented to the Landlord subject to Paragraph 13.1 and the provisions of this Section 13 (including the requirement for obtaining the Landlord's prior written consent) shall continue to apply to such Transfer.

13.2.2 In all cases: (a) the Tenant shall not be released from any obligations under this Lease, as amended, supplemented, assigned, renewed and/or extended from time to time; (b) each of the Tenant and the Transferee shall execute and deliver to the Landlord, the Landlord's FORM OF AGREement pursuant to which the Tenant confirms the foregoing and the Transferee shall assume the Tenant's obligation for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained; and (c) the Tenant shall pay all of the Landlord's costs and expenses in connection therewith.

13.2.3 No Transfer shall be valid unless, prior to the execution thereof, the Tenant shall deliver to the Landlord duplicate originals of such agreement duly executed by the Tenant and Transferee along with the Landlord's form of agreement wherein such Transferee shall assume the Tenant's obligation for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained as if it was the original tenant hereunder including those items referred to in Paragraph 13.2.2 above, PROVIDED THAT IN THE CASE OF A SUBLEASE SUCH OBLIGATIONS SHALL BE LIMITED TO THE SUBPREMISES FOR SUBTERM.

13.2.4 The Landlord's consent to any Transfer shall be further subject to the condition that all REASONABLE legal fees and expenses incurred by the Landlord in connection with the review by the Landlord and/or its solicitors of the Tenant's request to Transfer together with any legal fees and disbursements incurred in the preparation and review of any documentation therewith shall be the responsibility of the Tenant and shall be paid forthwith on demand. Failure to pay such fees and expenses shall be treated by the Landlord in the same manner as rent in arrears.

13.2.5 In the event that the rent or any other payment or consideration in connection with any Transfer by the Tenant is greater on a per square foot basis than that payable under this Lease, the excess shall be paid by the Tenant to the Landlord as Additional Rent.


13.3 NOTWITHSTANDING ANYTHING TO THE CONTRARY, TENANT SHALL NOT REQUIRE LANDLORD'S CONSENT (AND LANDLORD SHALL HAVE NO CANCELLATION RIGHT), but the Tenant shall provide prior notice to the Landlord, of an assignment or sublease to an affiliate (AS SUCH TERM IS DEFINED IN THE ONTARIO BUSINESS CORPORATIONS ACT), to the acquirer of the Tenant's business operations, or as a result of a merger or amalgamation.

13.4 The Landlord shall be liable for the performance of its covenants and obligations pursuant to this Lease so long as it owns or is in possession and control of the Development. In the event of any sale or other transfer of the Development, the Landlord shall UPON THE ASSUMPTION OF SUCH COVENANTS AND OBLIGATIONS BY THE PURCHASER OF THE BUILDING and without further agreement be relieved and released of all liability with respect to such covenants and obligations.

14.      RULES AND REGULATIONS

14.1 The Tenant and the Tenant's employees and all persons visiting and doing business with it on the Leased Premises shall be bound by and shall observe the Rules and Regulations attached to this Lease as Schedule "C" and such further and other reasonable rules and regulations made hereafter by the Landlord (provided same do not conflict with the terms of this Lease) relating to the Lands and the Building, the Leased Premises or the Common Areas of which prior notice in writing shall be given to the Tenant and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease.

15.      USE OF PREMISES


15.1 The Leased Premises shall be used solely for the purpose of general business office use and for no other purpose; provided that such purposes, as aforesaid, shall comply with the terms of this Lease and all applicable laws, by-laws, regulations or other governmental ordinances from time to time in existence and the Tenant shall not carry on or permit to be carried on therein any other trade or business and the Tenant shall not do or omit or permit to be done or omitted upon the Leased Premises anything which shall cause the rate of insurance upon the Building to be increased and if the rate of insurance on the Building shall be increased by reason of the use made of the Leased Premises or by reason of anything done or omitted or permitted to be done or omitted by the Tenant or anyone permitted by the Tenant to be upon the Leased Premises, the Tenant shall on demand pay to the Landlord the amount of such increase. The Landlord confirms that the use of the Leased Premises for general office purposes is not prohibited by the applicable municipal by-law at this time.

15.2 Without diminishing the restrictions in Paragraph 15.1 above, the Leased Premises shall not be used for the carrying on of any barter, trade or exchange of goods, or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, liquidation sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

15.3 Any use of the Leased Premises not in accordance with the design standards of the Building or any arrangement of partitions which interferes with the normal operation of the climate control system for the Building may require changes or alterations in the system or the ducts. Any changes or alterations so required after the Commencement Date, if such changes can be accommodated by the Landlord's equipment, shall be made by the Landlord, at the Tenant's expense, and only after such changes or alterations have received the Landlord's prior written consent. If installation of partitions, equipment or fixtures by or on behalf of the Tenant after the Commencement Date necessitates the rebalancing of any climate control equipment serving the Leased Premises, such work will be performed by the Landlord at the Tenant's expense. To the cost of any work performed by the Landlord on the Tenant's behalf shall be added an amount equal to fifteen percent (15%) of the total expense thereof, representing the Landlord's overhead and administrative costs, and all amounts owing shall be payable by the Tenant upon demand.

16.      TENANT'S INSURANCE

16.1 The Tenant shall provide at its own expense and keep in force, during any rent-free period and continuously throughout the Term of this Lease and any renewal thereof, in the name of the Tenant, the Landlord and the Landlord's mortgagee, the following:

16.1.1 Comprehensive general public liability insurance on an occurrence basis with respect to the business carried on, in or from the Leased Premises and the Tenant's use and occupancy of the Leased Premises and of any other part of the Building or Lands with coverage for any one occurrence or claim of not less than TWO MILLION DOLLARS ($2,000,000.00), which insurance shall include the Landlord as an additional insured, and shall contain cross liability and severability of interest clauses and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured;

16.1.2 Insurance with respect to fire and such other perils as are from time to time included in the usual extended coverage endorsement covering the leasehold improvements, trade fixtures and the furniture and the equipment in the Leased Premises for not less than the full replacement cost thereof, which insurance shall include the Landlord and any mortgagee of the Building as ADDITIONAL insureds as their respective interests may appear;

16.1.3 Business interruption insurance in such amount as will reimburse the Tenant for direct or indirect loss of earnings attributable to any peril commonly insured against by prudent tenants or attributable to the prevention of access to the Leased Premises as a result of any such peril; and

16.1.4 Insurance against any such other peril and in such reasonable amounts as the Landlord, acting reasonably, may from time to time reasonably require upon not less than thirty (30) days notice, such requirement to be made on the basis that the required insurance is customary at the time for reasonably prudent tenants occupying premises similar to the Leased Premises.

16.2 Where the Tenant may desire to receive indemnity by way of insurance for any property, work or thing whatever, the Tenant shall insure same for its own account and shall not look to the Landlord for reimbursement or recovery in the event of loss or damage from any cause, whether or not the Landlord has insured same and recovered therefor.

16.3 To the extent only of insurance proceeds actually received by the Landlord under the policy or policies of insurance maintained OR REQUIRED HEREUNDER TO BE MAINTAINED BY LANDLORD, THE LANDLORD AGREES TO RELEASE THE TENANT FOR ANY LOSS SUSTAINED.

16.4 The Tenant agrees to release and hold harmless the Landlord for loss or damage to the property of the Tenant and in addition all policies of insurance required to be written on behalf of the Tenant pursuant to Paragraph 16.1.2 shall contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible.

16.5 Each policy of insurance referred to in Paragraph 16.1 hereof shall be taken out with insurers qualified to carry on business in the Province of Ontario, who are reasonably acceptable to the Landlord and shall be in a form satisfactory, from time to time, to the Landlord and shall further be non-contributing with, and shall apply only as primary and not excess to, any other insurance available to the Landlord or to the Landlord's mortgagee and shall not be invalidated as respects the interest of the Landlord and the mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policy, and finally, shall contain an undertaking by the insurers to notify the Landlord in writing by registered mail, not less than thirty (30) days prior to any material change, cancellation or termination thereof. The Tenant shall furnish to the Landlord certificates (in form satisfactory to the Landlord) of the insurance companies evidencing the maintenance of all insurance policies required to be maintained by the Tenant pursuant to Paragraph
         16.1 provided, however, that the Tenant shall provide photocopies of such insurance policies if requested, in writing, by the Landlord or the Landlord's mortgagee.

17.      CANCELLATION OF INSURANCE

17.1 If any policy of fire and extended coverage insurance upon the Building shall be cancelled by the insurer by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, and if such policy coverage is not replaced by the Tenant, the Landlord may at its option terminate this Lease forthwith by leaving upon the Leased Premises notice in writing of its intention so to do and thereupon Rent, Additional Rent and any other payment for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord and the Landlord may re-enter and take possession of the same.

18.      OBSERVANCE OF LAW

18.1 The Tenant covenants with the Landlord to comply with all provisions of law including without limitation, all federal and provincial legislative enactments, building health and fire by-laws, and any other governmental or municipal regulations which relate to the Tenant's equipment, operation and use of the Leased Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant covenants to comply with all police, fire and sanitary regulations imposed by any federal, provincial or municipal authority, and with their regulations and other requirements governing the conduct of any business conducted in the Leased Premises. The Tenant shall not be and the Landlord shall be responsible for any non-compliance of the LEASED Premises with any applicable laws, by-laws, orders and directives, including without limitation with respect to environmental and hazardous waste, existing prior to the Tenant taking occupancy of the LEASED Premises.

19.      WASTE AND NUISANCE

19.1 The Tenant shall not do or suffer any waste or damage or disfiguration or injury to the Leased Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof and shall not place therein any excessively heavy safe, heavy business machinery, heavy computers, data processing machines, or other heavy things without first obtaining the consent in writing of the Landlord and, if requested, by its superintending Architect, and shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance in, at or on the Leased Premises.

20.      ENTRY BY LANDLORD

20.1 The Tenant agrees that it will permit the Landlord, its servants or agents to enter upon the Leased Premises at any time and from time to time on reasonable WRITTEN NOTICE to Tenant (except in the case of an actual or apprehended emergency when no such notice shall be required) for the purpose of inspecting and of making repairs, alterations or improvements to the Leased Premises or to the Building, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby it being understood and agreed that the Landlord, its servants, agents or employees, shall make such entry after business hours whenever possible and at all times so as not to unduly interfere with the business being carried on by the Tenant. The Landlord, its servants or agents may at any time and from time to time UPON REASONABLE PRIOR NOTICE enter upon the Leased Premises to remove any article or remedy any condition which in the opinion of the Landlord, reasonably arrived at, would be likely to lead to cancellation of any policy of insurance as referred to in Paragraph
         17.1 hereof, and such entry by the Landlord shall not be deemed to be a re-entry.

21.      INDEMNITY

21.1 TO THE EXTENT NOT COVERED BY INSURANCE MAINTAINED OR REQUIRED TO BE MAINTAINED BY LANDLORD, the Tenant covenants and agrees to reimburse, indemnify and save harmless the Landlord against and from any and all claims by the Landlord and by other parties, including without limiting the generality of the foregoing, from any breaches of this Lease and all claims for personal injury or property damage or damage to the Development arising from the conduct of any work or by or through any act or omission of the Tenant; or any assignee, subtenant, agent, contractor, servant, employee, invitee or licensee of the Tenant, or any person whose presence in or about the Development arises because of the Tenant's occupation of the Leased Premises, and from all costs, counsel fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon. This indemnity shall survive the expiry or sooner determination of this Lease.

22.      EXHIBITING PREMISES

22.1 The Tenant shall, upon prior notice from the Landlord and provided the Landlord does not unduly interfere with the Tenant's business, permit the Landlord or its agents to exhibit the Leased Premises to prospective tenants during normal business hours during the last six
         (6) months of the Term and to prospective or actual investors, lenders or purchasers throughout the Term.

23.      ALTERATIONS

23.1 The Tenant covenants that it will not make, install or erect in or to the Leased Premises any installations, alterations, additions or partitions without first submitting the drawings and specifications to the Landlord and obtaining the Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Furthermore, the Tenant must obtain the Landlord's prior written consent to any change or changes, in such drawings or specifications submitted as aforesaid, subject to the payment of the cost to the Landlord of having its architects approve of such changes, prior to proceeding with any work based on such drawings or specifications. Such work may be performed by contractors engaged by the Tenant for the initial installation of leasehold improvements only but, in each case, under written contract, approved in writing by the Landlord and subject to all reasonable conditions which the Landlord may impose. The Landlord may nevertheless, at its option, thereafter require that the Landlord's contractors be engaged for any mechanical, electrical work or other leasehold improvement at the Tenant's sole cost, together with a sum equal to fifteen percent (15%) of such costs representing the Landlord's overhead and administrative costs. Without limiting the generality of the foregoing, any work performed by or for the Tenant shall be performed by competent workmen whose labour union affiliations are not incompatible with those of any workmen who may be employed in the Building by the Landlord, its contractors or sub-contractors. All such installations, alterations, additions, changes and work performed by or for the Tenant shall conform to all building by-laws and shall conform to all federal, provincial and municipal rules and regulations, if any, then in force affecting the Leased Premises, the Building and the Lands and such installations, alterations, additions, changes and work performed by or for the Tenant shall be completed in a good and workmanlike manner. The Tenant covenants that the Tenant will not suffer or permit during the term hereof any construction or other liens for work, labour services or materials ordered for or by the Tenant or for the cost of which the Tenant may be in any way obligated to attach to the Leased Premises or to the Building and that whenever and so often as any such liens shall attach or claims therefor shall be filed, the Tenant shall forthwith procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law, failing which the Landlord may do so (BY PAYING INTO COURT ONLY) at the Tenant's sole risk and expense and the Tenant shall forthwith pay all of the Landlord's costs and expenses in connection therewith along with an administration fee equal to fifteen percent (15%) of the Landlord's costs and expenses in connection therewith.

23.2 The Landlord hereby reserves the right at any time and from time to time to make changes in, additions to, subtractions from or rearrangements of the Building (EXCLUDING THE LEASED PREMISES) including, without limitation, all improvements at any time thereon to the Common Areas and all entrances and exits thereto; to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Common Areas; to close all or any portion of the Common Areas to such extent as may in the opinion of the Landlord be necessary to prevent accrual of any rights to any persons therein and/or to make changes or additions to the pipes, conduits, utilities and other necessary building services in the Leased Premises which serve other premises and/or the Building. In addition to its other rights to relocate herein at any time or times, the Landlord shall have the right to make any changes in, additions to, deletions from or relocations of any part of the Development (EXCLUDING THE LEASED PREMISES) including prior to the commencement of the Term, the Landlord may alter or relocate any part or parts of the Common Areas. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE LANDLORD SHALL NOT PREVENT ACCESS TO OR THE USE OF THE LEASED PREMISES BY TENANT AND TENANT'S EMPLOYEES AND INVITEES.

23.3 The Tenant acknowledges that portions of the Building, the Common Areas and/or the Development may be under construction during the Term, and that after the Commencement Date, the Landlord will minimize interference with the Tenant's use of AND ACCESS TO the Leased Premises. PROVIDED LANDLORD MINIMIZES INTERFERENCE WITH THE TENANT'S USE OF AND ACCESS TO THE LEASED PREMISES, the Tenant shall not have any right to object to or to make any claim on account of the exercise by the Landlord of any of its rights under this Section 23, notwithstanding any change in the size of the Common Areas, the Building and/or the Development any nuisance, inconvenience or loss to, interference with or obstructions, interruption, dislocation or suspension of any utilities or the use of the Common Areas, the Building and/or the Development.

23.4 RENT AND ADDITIONAL RENT SHALL ABATE FOR THE PERIOD DURING WHICH TENANT, ACTING REASONABLY, IS UNABLE TO CARRY ON BUSINESS IN ALL OR PART (IN WHICH CASE THE ABATEMENT WILL HE ON A PRORATA BASIS) OF THE LEASED PREMISES AS A RESULT OF LANDLORD'S ALTERATIONS OR CONSTRUCTION

24.      GLASS AND OVERLOADING

24.1     GLASS.

         Any glass and trimmings in, upon or about the doors and windows of the Leased Premises shall be kept whole, and whenever any part thereof shall become broken, the same shall immediately be replaced or repaired under the direction of and to the satisfaction of the Landlord ACTING REASONABLY. The Tenant shall pay the cost of replacement with as good quality and size of any glass broken on the Leased Premises including outside windows and doors of the perimeter of the Leased Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, together with a sum equal to fifteen percent (15%) of costs relating to such repairs or replacement representing the Landlord's overhead and administrative costs unless the glass shall NOT be broken by the TENANT, its servants, employees or agents on its behalf.

24.2     OVERLOADING OF FACILITIES.

         The Tenant will not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in or serving the Leased Premises and the Tenant will not bring into the Leased Premises or install any utility, electrical or mechanical facility or service of which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may, in its sole discretion, if they arc available, elect to install them in accordance with plans and specifications to be approved in advance in writing by the Landlord. The Tenant will pay to the Landlord, upon demand, the total cost incurred by the Landlord in connection with any such installation plus a sum equal to fifteen percent (15%) of such cost, representing the Landlord's administrative and overhead costs.

24.3     OVERLOADING OF FLOORS.

         The Tenant will not bring upon the Building or the Leased Premises any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Building or the Leased Premises and will not at any lime overload the floors of the Leased Premises. If any damage is caused to the Building or the Leased Premises by any machinery, equipment, object or thing or by overloading, the Tenant will forthwith repair such damage, or, at the option of the Landlord, pay to the Landlord, upon demand, the cost of repairing such damage plus a sum equal to fifteen percent (15%) of such cost, representing the Landlord's administrative and overhead costs.

25.      SIGNS AND ADVERTISING MEDIA

25.1 The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, loitering or direction on any part of the outside of the Building or in the interior of the Leased Premises which would be visible from the outside of the Building. The Landlord will prescribe a uniform pattern of identification signs for tenants and will install AT LANDLORD'S SOLE COST, such signage FOR TENANT on the outside of the doors leading into the Leased Premises and the lobbies, main floor and fifth (5th) floor of the Building and, other than such identification signs, the Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on the outside of the Leased Premises or in the interior of the Leased Premises for exterior view without the written consent of the Landlord.

26.      NAME OF BUILDING AND DEVELOPMENT

26.1 The Tenant agrees not to refer to the Development or Building by any name other than that designated from time to time by the Landlord, nor to use such name for any purpose other than that of the business address of the Tenant, provided that the Tenant may use the municipal number of the Building assigned to it by the Landlord, instead of the name of the Building.

27.      SUBORDINATION AND ATTORNMENT

27.1 This Lease is subject and subordinate to all mortgages and deeds of trust and all renewals, modifications, consolidations, replacements and extensions thereof which may now or at any time hereafter affect the Leased Premises in whole or in part (a "MORTGAGE") and whether or not such Mortgage shall affect only the Leased Premises or shall be blanket mortgages and deeds of trust affecting other properly as well provided that the holder of said Mortgage may in its sole discretion subordinate and/or postpone such Mortgage in favour of this Lease at any time from time to time by a written instrument to such effect without any further consent or agreement by the Tenant or notice to the Tenant. The Tenant shall at any time and from time to time on PRIOR WRITTEN notice from the Landlord and/or its mortgagee or trustee attorn to and/or become a tenant of a mortgagee or trustee under any Mortgage upon the same terms and conditions as set forth in this Lease and/or will promptly at any time and from time to time as required IN WRITING by the Landlord and/or its mortgagee or trustee under any Mortgage during the Term hereof execute all documents and give all further assurances to -- this proviso as may be reasonably required to effectuate the postponement of its rights and privileges hereunder and/or adornment of rents to the holder or holders of any mortgage from time to time. NOTWITHSTANDING THE FOREGOING, NO SUCH POSTPONEMENT, SUBORDINATION OR ATTORNMENT SHALL BE EFFECTIVE UNTIL ANY SUCH MORTGAGEE OR TRUSTEE PROVIDES TENANT WITH A REASONABLE FORM OF NON-DISTURBANCE AGREEMENT CONFIRMING THAT ANY SUCH POSTPONEMENT, SUBORDINATION OR ADORNMENT SHALL IN NO EVENT DEPRIVE TENANT OF ITS USE AND ENJOYMENT OF THE PREMISES PURSUANT TO AND SUBJECT TO THE TERMS AND CONDITIONS OF THIS LEASE.

28.      ACCEPTANCE OF PREMISES

         Other than the Landlord's one lime obligation to perform the Landlord's TURNKEY Work, the Tenant accepts the Leased Premises in an "as is where is" condition. The Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodelling or redecorating of or installation of equipment or fixtures in the Leased Premises, EXCEPT AS PROVIDED FOR IN SCHEDULE "E".

 29.     CERTIFICATES

         The Tenant AND LANDLORD EACH agrees that it will at any time and from time to time upon not less than ten (10) days' prior notice execute and deliver to the OTHER a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the annual rental then being paid hereunder, the dates to which the same, by instalments or otherwise, and other charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord OR TENANT of which the OTHER has notice.

30.      REFUSE OR DEBRIS

30.1 The Tenant shall not place or leave or permit to be placed or left in or upon any part of die Building outside of the Leased Premises, or in or upon any part of the Building of which the Leased Premises form a pan, any debris or refuse, unless such debris or refuse is left in containers in locations approved by the Landlord.

31.      QUIET ENJOYMENT

31.1 Subject to the Tenant complying with each of its obligations herein, the Landlord covenants with the Tenant for quiet enjoyment.

32.      LANDLORD'S ADDITIONAL COVENANTS

32.1     LANDLORD'S PAYMENT OF TAXES AND UTILITIES.

         The Landlord covenants to pay all taxes and rates, municipal, parliamentary or otherwise, including without limiting the generality of the foregoing, water rates with respect to the Leased Premises or assessed against the Landlord in respect thereof, except such as the Tenant has herein covenanted to pay and payments thereof by the Landlord shall not operate so as to prevent or preclude the Landlord from recovering from the Tenant, the Tenant's Proportionate Share thereof pursuant to Paragraph 10.1 hereof.


32.2     HEATING.

         Except during the making of repairs subject to Section 38 herein the Tenant shall have the right to AND LANDLORD SHALL PROVIDE HVAC heating, ventilation, air-conditioning, hydro and elevatoring as Tenant may require; INCLUDING AFTER NORMAL BUSINESS HOURS (WHICH FOR THE PURPOSE OF THIS LEASE SHALL BE 8:00 A.M. TO 6:00 P.M. MONDAY THROUGH FRIDAY) upon reasonable request and at building standard charge rates (which shall include 15% administrative fee) provided the Landlord shall not profit from such after hour charges. Subject to any limits imposed by any federal, provincial or municipal law relating to the conservation of energy, the Landlord shall heat the Leased Premises to a reasonable temperature at such times AS REQUIRED as determined by the Landlord acting reasonably, and the Landlord, will maintain a temperature necessary for comfortable occupancy, but should the Landlord make default in so doing it shall not be liable for any INDIRECT OR CONSEQUENTIAL damages or injury.

32.3     ELEVATOR SERVICE

         Subject to the Rules and Regulations referred to in Paragraph 14.1, the Landlord agrees to furnish INCLUDING AFTER NORMAL BUSINESS HOURS, except when repairs are being made, elevator service in common with others, provided that the Tenant and such employees and all other persons using the same shall do so at their own risk and under no circumstances shall the Landlord be responsible for any damage or injury happening to any person while using the same or occasioned to any person by an elevator or any of its appurtenances, except where such damage or injury is caused by the negligence of the Landlord, its agents, servants or employees. For all purposes herein "Elevator Service" shall mean operatorless, automatic elevator service.

32.4     JANITORIAL SERVICE.

         The Landlord shall to supply janitorial services for the Leased Premises and for the Common Areas including, but not limited to, the inside and outside window washing for windows on the perimeter of the Building, and with the exception of the obligation to cause such work to be done the Landlord shall not be responsible for any act or omission or commission on the part of the person or persons employed to perform such work. Said janitorial services shall be supplied five days per week, Monday through Friday, excluding statutory holidays.

32.5     ACCESS.

         Subject to the Rules and Regulations as provided for in Paragraph 14.1 hereof, the Landlord shall permit the Tenant and the Tenant's employees and all persons lawfully requiring communication with them lo have the use during normal business hours (as defined in Paragraph 32.2 hereof) in common with others entitled thereto of the main entrance and the stairways, corridors, elevators or other mechanical means of access leading to the Leased Premises. At times other than during normal business hours as aforesaid the Tenant and the employees of the Tenant and persons lawfully requiring communication with the Tenant shall have access to the Building and to the Leased Premises only in accordance with the Rules and Regulations attached to this Lease oral Landlord's sole option, by means of a security system imposed by the Landlord. NOTWITHSTANDING ANYTHING TO THE CONTRARY, TENANT SHALL HAVE ACCESS TO THE PREMISES 24 HOURS PER DAY EACH AND EVERY DAY OF THE YEAR THROUGHOUT THE TERM, AS SAME MAY BE EXTENDED, EXCEPT FOR UNFORESEEN BUILDING EMERGENCIES.

32.6     WASHROOMS

         The Landlord shall permit the Tenant and the employees of the Tenant in common with others entitled thereto, to use the washrooms on the same floor of the Building in which the Leased Premises are situate or, in lieu thereof, those washrooms designated by the Landlord save and except when the general water supply may be turned off from the public main, or at any such other times when repair and maintenance undertaken by the Landlord shall necessitate the non-use of the facilities.

32.7     ELECTRIC POWER.

         The Landlord shall provide and install, at its cost, an electrical entry of 110 volts to an electrical distribution point on each floor of each section.

32.8     AIR CONDITIONING.

         The Landlord shall except during the making of repairs and subject to
         Section 38 herein during normal business hours as referred to in Paragraph 32.2 hereof AND AFTER NORMAL BUSINESS HOURS UPON REQUEST BY TENANT IN WRITING, to air condition the Leased Premises to a reasonable temperature necessary for comfortable occupancy, but should the Landlord default in so doing, it shall not be liable for any indirect or consequential damage. LANDLORD SHALL NOT PROFIT (BUT MAY APPLY ITS 15% ADMIN. FEE) FROM ANY CHARGES RELATING TO THE PROVISION OF VENTILATION OR AIR CONDITIONING AFTER NORMAL BUSINESS HOURS.

32.9     REPAIR AND MAINTENANCE.

         Subject to the other provisions of this Lease imposing obligations upon the Tenant to repair, replace or maintain the Landlord agrees to repair, replace and maintain the Common Areas, the external and structural parts of the Building, the janitor and equipment closets and shafts within the Leased Premises designated by the Landlord for use by it in connection with the operation and maintenance of the Building, the systems, facilities and equipment serving the Lands and the Building and agrees to perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner and all such costs may be included in Operating Costs, TO THE EXTENT PERMITTED IN SECTION 9.1 hereof. However, if the Landlord is required, due to the business carried on by the Tenant, to make repairs or replacements to the structure or any other part of the Building by reason of the application of laws, ordinances or other regulations of any governmental body, or by reason of any act, omission or default of the Tenant or those for whom the Tenant is in law responsible, then the Tenant will pay to the Landlord, upon demand, the total cost of those repairs or replacements plus fifteen percent (15%) of such cost, representing the Landlord's overhead and administrative costs. The Landlord shall not, however be liable for any damages, direct, indirect, or consequential, or for damages for personal discomfort, illness or inconvenience of the Tenant, or the Tenant's servants, clerks, employees, invitees or any other persons by reason of failures of such equipment, facilities or systems or because of reasonable delays in the performance of such repairs, replacements and maintenance, PROVIDED LANDLORD SHALL MINIMIZE INTERFERENCE WITH TENANT'S USE AND ENJOYMENT OF THE PREMISES.

32.10    ADDITIONAL SERVICES.

         "ADDITIONAL SERVICES" means those services and supervision supplied by the Landlord which are additional to janitorial and cleaning services which the Landlord has agreed to provide pursuant to the terms of the Lease, as well as the provision of labour, supervision in connection with deliveries, supervision in connection with the moving of any furniture or equipment of any tenant or the making of any repairs or alterations by any tenant, and maintenance or other services not normally furnished to tenants generally. The Tenant shall pay to the Landlord the Landlord's total cost of providing Additional Services REQUESTED IN WRITING BY THE TENANT, to the Tenant including the cost of all labour (including salaries, wages and fringe benefits) and material and other direct expenses incurred, together with fifteen percent (15%) of such costs representing the Landlord's overhead and administrative costs.

33.      FIXTURES

33.1 The Tenant may install its usual trade fixtures in compliance with the balance of this Lease, provided such installation does not damage the structure of the Leased Premises or the Building and provided further that the Tenant shall have submitted detailed plans and specifications TO THE EXTENT REQUIRED, for such trade fixtures to the Landlord and obtained the Landlord's prior written consent thereto which consent shall not be unreasonably withheld.

33.2 All installations, improvements, alterations, additions, partitions and fixtures (other than the Tenant's trade fixtures), in or upon the Leased Premises, whether placed there by the Tenant or the Landlord, shall immediately upon installation, affixation or attachment become the property of the Landlord free and clear of all encumbrances, liens or claims, without compensation therefor to the Tenant. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair or maintain the installations, improvements, alterations, additions, partitions or fixtures or anything in the nature of a leasehold improvement made or installed in the Leased Premises.

33.3 All trade fixtures installed by the Tenant in the Leased Premises shall remain the property of the Tenant and shall not be removed from the Leased Premises during the Term unless replaced by fixtures and apparatus of like kind and quality, but shall be removed at the expiration of the Term, or other termination thereof, provided the Tenant shall promptly repair, at its expense, any damage to the Leased Premises caused by any such removal, and provided further, that the Tenant shall not at such time be in default under any covenant or agreement contained herein OF WHICH IT HAS RECEIVED WRITTEN NOTICE FROM LANDLORD, and if in default, the Landlord shall have a lien on said fixtures and apparatus as security against loss or damage resulting from any such default by the Tenant and said fixtures and apparatus shall not be removed by the Tenant until such default is cured, unless otherwise directed by the Landlord. Only new OR USED trade fixtures of a first class nature HAVING REGARD TO THE BUILDING shall be installed by the Tenant.

34.      REPAIR OF SERVICES TO BUILDING

34.1 If any elevator of the Building or any of the boilers, engines, pipes, heating equipment or air-conditioning equipment or other apparatus or any of them used for the purpose of heating or air conditioning the Leased Premises or operating any elevator, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building get out of repair or become damaged or destroyed the Landlord shall have a reasonable time in which to make such repairs or replacements as may be reasonably required for the resumption of those services to the Leased Premises which it has by this Lease expressly agreed to provide. The Tenant shall not be entitled to any compensation or damages therefor, but should any of such equipment of the Building or elevators have become impaired, damaged or destroyed through the deliberate act or omission, or, TO THE EXTENT NOT COVERED BY THE INSURANCE MAINTAINED OR REQUIRED TO BE MAINTAINED BY

         LANDLORD, the negligence of the Tenant or its employees or through it or them making use or permitting others to make use of improper paper in the water closets or in any other manner or way stopping up or injuring such heating apparatus, air-conditioning equipment, elevators, water pipes, drainage pipes, electric lighting or other equipment, the expense of the necessary repair shall be borne by the Tenant who shall pay the same to the Landlord within thirty (30) days after demand. Nothing in this paragraph shall, however, obligate the Landlord to provide any services to the Leased Premises or to make any repairs not herein or otherwise specifically to be provided or made by the Landlord.

35.      LANDLORD'S INSURANCE

35.1 The Landlord shall carry such insurance, for the account and benefit of the Landlord as the Landlord may from time to time deem useful, expedient or beneficial including without limitation, the following:

35.1.1 Insurance on the Building for an amount equal to the full replacement value (exclusive of foundations) or for not less than the amount required by any institution, person or corporation then holding a mortgage on the real property including the Building;

35.1.2 Insurance on property of every description contained in or on the Building and Lands belonging to the Landlord or for which the Landlord is responsible for an amount up to full replacement value;

35.1.3 INSURANCE AGAINST LOSS OF RENTAL INCOME or the earnings derived from the Building to the full amount of such rental income or earnings, real or anticipated;

35.1.4 Insurance on boilers, machinery, unfired pressure vessels, heating and air-conditioning equipment, electrical apparatus and other like objects, including insurance against loss or damage caused by the explosion, rupture or failure thereof;

35.1.5 Public Liability insurance, by whatever name known, including any and all extensions of such protection; and

35.1.6 Workers' Compensation, health, accident and medical insurance covering the Landlord's personnel WORKING ON SITE.

35.2 No insurable interest is conferred upon the Tenant under policies carried by the Landlord. The Landlord shall in no way be accountable to the Tenant regarding the use of any insurance proceeds arising from any claim and the Landlord shall not be obliged to apply such proceeds to the repair or restoration of that which was insured, except for such repair or restoration which is the obligation of the Landlord pursuant to this LEASE. THE LANDLORD undertakes to use reasonable endeavours to obtain, if available and at the Tenant's cost, from the Landlord's insurers a waiver of its insurers' rights of subrogation against the Tenant and against those for whom the Tenant is in law responsible. Should the cost of Landlord's insurance increase as a result of the obtaining of such waiver of subrogation, the Tenant agrees to bear the cost of such additional cost of premium and the Tenant undertakes to pay such additional costs on demand and as rent in arrears.

36.      DAMAGE AND DESTRUCTION

36.1 The Landlord and Tenant hereby agree that if and whenever during the Term the Building shall be destroyed or damaged by fire, lightning or such other PERILS THEN and in every such event:

36.1.1 If the damage or destruction to the Building renders fifty percent (50%) or more of the Building wholly unfit for occupancy or it is impossible or unsafe to use and occupy it, or if in the opinion of the Landlord's Architect, to be given within thirty (30) days of such damage or destruction, the Building is damaged or destroyed to such a material extent or the damage or destruction is of such a nature that the Building must be or should be totally or partially demolished, whether to he reconstructed in whole or in part or not, the Landlord may at its option, terminate this Lease by giving to the Tenant notice in writing of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as of the date of such destruction or damage, and all Rent and Additional Rent payable pursuant hereto shall be apportioned and paid in full to the date of such destruction or damage.

36.1.2 If the damage or destruction is such that the Leased Premises is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy it OR ACCESS IT, and if in either event, the damage, in the opinion of the Landlord's Architect, to be given to the Tenant within ten (10) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage or destruction, then the Landlord OR TENANT may within five (5) days next succeeding the giving of the Landlord's Architect's opinion as aforesaid, terminate this Lease by giving to the OTHER notice in writing of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as at the date of such destruction or damage and the Rent and Additional Rent payable pursuant hereto shall be apportioned and paid in full to the date of such destruction or damage. If the Landlord OR TENANT does not terminate this Lease, then to the extent the Landlord receives insurance proceeds from the Landlord's insurance pursuant to Paragraph 35.1.1 (less the Landlord's costs and expenses in connection therewith), the Landlord shall repair the Building with all reasonable speed and the Rent and Additional Rent payable pursuant hereto shall abate.

36.1.3 If the damage be such that the Leased Premises is wholly unfit for occupancy or if it is impossible or unsafe to use or occupy it, but if in either event the damage, in the opinion of the Landlord's Architect, to be given to the Tenant within ten (10) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage, then the Rent payable pursuant to Paragraph 4.1 hereof shall abate and the Landlord shall repair the damage with all reasonable speed.

36.1.4 If, in the opinion of the Landlord's Architect, the damage to the Leased Premises can be made good, as aforesaid, within one hundred and eighty (180) days of the happening of such destruction or damage and the damage is such that the Leased Premises is capable of being partially used for the purposes for which it is hereby demised, then until such damage has been repaired, the Rent payable pursuant to Paragraph 4.1 hereof shall abate in the proportion that the part of the Leased Premises rendered unfit for occupancy bears to the whole of the Leased Premises, and the Landlord to the extent the Landlord receives insurance proceeds from the Landlord's insurance (less its costs and expenses) pursuant to Paragraph 35.1.1, shall repair the damage with all reasonable speed.

36.1.5 In the event the Landlord shall elect to repair, reconstruct or rebuild the Building of which the Leased Premises forms a part in accordance with the provisions of this Paragraph 36.1, it is acknowledged and agreed by the Tenant that the Landlord shall be entitled to use plans and specifications and working drawings in connection therewith other than those used in the original construction of the Building.

36.1.6 The decision of the Landlord's Architect as to the time within which the Building and/or the Leased Premises can or cannot be repaired, the state of tenantability of the Leased Premises and/or the Building and as to the date on which the Landlord's work of repair is completed, shall be final and binding on the parties hereto.

37.      LIMITATION OF LANDLORD'S LIABILITY

37.1 The Landlord shall not be liable or responsible in any way for any loss of or damage or injury to any property belonging to the Tenant or to employees of the Tenant, or to any other person while such property is in or on the Leased Premises or in the Building or in or on the surrounding lands and buildings owned by the Landlord unless and only to the extent caused by the negligence of the Landlord, its servants or agents on its behalf but only to the extent of insurance proceeds actually received by the Landlord. Notwithstanding the foregoing or anything else contained herein, the Landlord shall not be liable, TO THE EXTENT OF INSURANCE PROCEEDS ACTUALLY RECEIVED BY TENANT, for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or from the water, steam or drainage pipes or plumbing works of the Building, or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted by any other tenant, including theft, malfeasance or negligence on the part of any agent, contractor or person from time to time employed by the Landlord to perform janitor services or security services in or about the Leased Premises or the Building.

38.      DELAYS

38.1 That whenever and to the extent that the Landlord OR TENANT shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any statute, law or Order-in-Council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord OR TENANT, AS THE CASE BE, SHALL BE entitled to extend the time for fulfilment of such obligation by a time equal to the durations of such delay or restriction, and the OTHER shall not be entitled to any compensation or abatement for any inconvenience, nuisance or discomfort thereby occasioned.

39.      DEFAULTS AND REMEDIES

39.1 The Tenant covenants and agrees that if any of the following shall occur:

39.1.1 if the Tenant shall fail, for any reason, to make any payment of Rent or Additional Rent, in its entirety as and when the same is due to be paid hereunder, AND SUCH DEFAULT SHALL CONTINUE FOR FIVE (5) DAYS AFTER WRITTEN NOTICE THEREOF;

39.1.2 if the Tenant shall fail, for any reason, to perform any covenant, condition, agreement or other obligation on the part of the Tenant to be observed or performed pursuant to this Lease (other than the payment of any Rent and Additional Rent) and such default shall continue for ten (10) days after written notice thereof or such LONGER period as may be REASONABLE IN THE CIRCUMSTANCES;

39.1.3 if the Tenant shall Transfer or purport to Transfer this Lease or the whole or a part of the Leased Premises or if the Leased Premises shall be used by any person or for any purpose other than in compliance with and as expressly authorized by this Lease;

39.1.4 if the Tenant, the Transferee or any other person occupying any portion of the Leased Premises shall make an assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or make any proposal, assignment, arrangement or compromise with its creditors or, if any steps are taken or action or proceeding commenced by any person for the dissolution, winding up or other termination of the Tenant's, the Transferee's or any other person occupying any portion of the Leased Premises existence or liquidation of its assets;

39.1.5 if a trustee, receiver, receiver- manager, manager, agent or other like person shall be appointed in respect of the assets or business of the Tenant, the Transferee or any other occupant of the Leased Premises;

39.1.6 if the Tenant, the Transferee or any other occupant of the Leased Premises attempts to or does abandon the Leased Premises;

39.1.7 if the Tenant, the Transferee or any other occupant of the Leased Premises makes any sale in bulk affecting any property on the Leased Premises (other than in conjunction with an approved assignment or subletting by the Landlord and made pursuant to all applicable legislation OR TO THE ACQUIRER OF THE TENANT'S BUSINESS OPERATIONS OR TO AN AFFILIATE OF TENANT);

39.1.8 if this Lease or any goods or other properly of the Tenant, the Transferee or any other occupant of the Leased Premises shall at any time be seized or taken in execution or attachment which remains unsatisfied for a period of five (5) days or more after such seizure, attachment or execution has come to the notice of the Tenant, the Transferee or any other occupant of the Leased Premises; and/or

39.1.9 if termination or re-entry (FOR A DEFAULT) by the Landlord is permitted under any provision of this Lease or at law, then, and in such event, without prejudice and in addition to any other rights and remedies to which the Landlord is entitled pursuant to this Lease or at law, the current and the next three (3) months Rent and Additional Rent shall be forthwith due and payable and in addition the Landlord shall also have the following rights and remedies as set out hereunder in Paragraph 39.2.

39.2 In the event of any default by the Tenant pursuant to Paragraph 39.1 above, the Landlord and Tenant agree that the Landlord shall also have the undermentioned rights and remedies, all of which are cumulative and not mutually exclusive or alternative, to:

39.2.1 terminate this Lease in respect of the whole or any part of the Leased Premises by written notice to the Tenant. If this Lease is terminated in respect of only part of the Leased Premises, this Lease shall be deemed to be amended by the appropriate amendments and proportionate adjustments in respect of the Rent and the Additional Rent and any other appropriate adjustments shall be made;

39.2.2 enter the Leased Premises as agent of the Tenant and as such agent, to re-let the Leased Premises or part of the Leased Premises for whatever term (which may be for a term extending beyond the Term) and whatever terms and conditions as the Landlord, in its sole discretion, may determine and to receive the rent therefor and, as agent of the Tenant, to take possession of any furniture, fixtures, equipment, stock, machinery or other property thereon and, upon giving written notice to the Tenant, to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice, and to make such alteration to the Leased Premises in order to facilitate their re-letting, as the Landlord shall determine, and to apply the net proceeds of the sales of any furniture, fixtures, equipment, stock, machinery or other property or from the re-letting of the Leased Premises, less all expenses incurred by the Landlord in making the Leased Premises ready for re-letting and in re-letting these premises on account of the Rent and Additional Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for any deficiency and for all expenses inclined by the Landlord as aforesaid. No such entry or taking possession of or performing alterations to or re-letting of the Leased Premises by the Landlord shall be construed as an election on the Landlord's part to terminate this Lease unless a written notice of such intention or termination is invert by the Landlord to the Tenant;

39.2.3 remedy or attempt to remedy any default of the Tenant in performing any repairs, work or other covenants of the Tenant hereunder and, in so doing, to make any payments due or claimed to be clue by the Tenant to third parties and to enter upon the Leased Premises and do such acts and things upon or in respect of the Leased

         Premises or any part thereof as the Landlord may reasonably consider requisite or necessary, without any liability to the Tenant therefor, or for any damage resulting thereby, and without constituting a re-entry of the Leased Premises or termination of this Lease and without being in breach of the Landlord's covenants hereunder and without thereby being deemed to infringe upon any of the Tenant's rights pursuant hereto and, in such case, the Tenant shall pay to the Landlord forth-with upon demand all amounts paid by the Landlord to third parties in respect of such default and all reasonable costs of the Landlord in remedying or attempting to remedy any such default plus an additional fifteen percent (15%) of the amount of such cost for the Landlord's inspection, Supervision, overhead and profit. The Landlord shall have no liability to the Tenant for any loss or damage resulting from any such action by the Landlord, and entry by the Landlord under the provisions of this Paragraph 39.2.3 shall not constitute a breach of the covenant for quiet enjoyment or an eviction; and/or

39.2.4 obtain damages from the Tenant, including, without limitation, if this Lease is terminated by the Landlord, all deficiencies between all amounts which would have been payable by the Tenant for what would have been the balance of the Term for such termination, and all amounts actually received by the Landlord for such period of time.

39.3 In case suit shall be brought for recovery of possession of the Leased Premises, or for the recovery of Rent or Additional Rent, or because of the breach of any other covenants herein contained on the part of the Tenant to be kept or performed, the Tenant shall pay to the Landlord all expenses incurred therefor (including all solicitors' fees).

39.4 In case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act R.S.O. 1990 as amended, renamed and/or repromulgated from time to time.

39.5 The Tenant covenants and agrees that the Landlord may (at its option) apply any sums received from the Tenant or due to the Tenant from the Landlord against any amounts due and payable hereunder in such manner as the Landlord in its sole discretion sees fit.

39.6 It shall not be unreasonable for the Landlord to withhold its consent at any time when the Tenant is in default hereunder or has been in default hereunder on a consistent basis FOR WHICH TENANT HAS RECEIVED WRITTEN NOTICE OF DEFAULT.

40.      ACCEPTANCE OF RENT OR ADDITIONAL RENT

40.1 The subsequent acceptance of Rent or Additional Rent by the Tenant or the subsequent acceptance of Rent or Additional Rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord's knowledge of such preceding breach at the time of payment or acceptance of Rent or Additional Rent. No covenant, term or condition of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party.

41.      DISTRESS

41.1 The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods, chattels and/or trade fixtures of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy distress for rent in arrears.

42.      RIGHT OF ENTRY


42.1 The Tenant further covenants and agrees that on the Landlord's becoming entitled to re-enter upon the Leased Premises under any of the default provisions of this

         Lease, the Landlord, in addition to all other rights, shall have the right to enter the Leased Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and to re-let the Leased Premises as the agent of the Tenant, and to receive the Rent therefor and any Additional Rent and as agent of the Tenant to take possession of any furniture or other property on the Leased Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived from re-letting the Leased Premises on account of the Rent and Additional Rent under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

43.      RIGHT OF TERMINATION

43.1 The Tenant Anther covenants and agrees that if the Landlord becomes entitled to re-enter upon the Leased Premises under any of the default provisions of this Lease, the Landlord in addition to all other rights, shall have the right to terminate this Lease and the Term forthwith by giving notice in writing addressed to the Tenant of its intention so to do, and thereupon Rent and Additional Rent shall be computed, apportioned and paid in full to the date of such determination of this Lease, and any other payments for which the Tenant is liable under this Lease shall be paid and the Tenant shall forthwith deliver up possession of the Leased Premises to the Landlord and the Landlord may re-enter and take possession of the same.

44.      TENANT TO PAY RENT AND PERFORM COVENANTS


44.1 The Tenant shall pay to the Landlord in the manner specified herein, without any deduction, set-off or abatement, all Rent hereby reserved and all Additional Rent and if the Tenant should fail to pay any such amount when due and payable pursuant to this Lease, such amount shall bear interest at the rate of THREE percent (3%) per annum in excess of the prime lending rate charged by the Landlord's bankers in Toronto to prime commercial borrowers from time to time (the "DEFAULT RATE") from the date upon which same was due until actual payment thereof. The Tenant covenants to observe and perform all the terms and provisions of this Lease on its part to be performed and observed and shall not do or suffer to be done anything contrary to any term or provision hereof.

44.2 All costs and expenses, including, without limitation, appraiser's, storage, leasing, insurance, sheriff's, bailiff's and/or solicitor's fees and disbursements, incurred by the Landlord in connection with any default by the Tenant hereunder (including, without limitation, communications demanding compliance, notices of default and/or legal correspondences), the exercise of any remedy for an event of default, or the enforcement of the provisions of this Lease, together with interest thereon at the Default Rate from the date incurred and an administrative fee of 15% of such costs and expenses thereon, shall be, borne by the Tenant and shall be paid by the Tenant to the Landlord upon demand.

45.      NON-WAIVER


45.1 No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenants, provisos or conditions herein contained shall operate as a waiver of the other party's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only an express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative. The Tenant's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

46.      OVERHOLDING

46.1 If the Tenant remains in possession of the Leased Premises after the Term with the prior written consent of the Landlord but without executing a new lease, there is no tacit renewal or extension of this Lease despite any statutory provision or legal presumption to the contrary and the Tenant will occupy the Leased Premises as a Tenant from month to month at a monthly Rent payable in advance on the first day of each month equal to the total of: (a) 150% of the monthly amount of Rent for the last month of the Term; and (b) the amount of Additional Rent payable by the Tenant in the last full month prior to the expiration of the Term, and the Tenant will comply with the same terms, covenants and conditions as are in this Lease as far as they apply to a monthly tenancy including the payment of Rent and Additional Rent unless the Landlord has previously advised the Tenant to vacate the Leased Premises in which case no notice will be required. Provided further that the Landlord may at any time and in its sole discretion terminate said overholding on five (5) days prior notice to the Tenant. Notwithstanding the foregoing, nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Leased Premises, as well as any damages incurred by Landlord due to Tenant's failure to vacate the Leased Premises and deliver possession to Landlord as provided herein. Nothing herein shall limit the liability of Tenant in damages or otherwise. In that regard, the Tenant acknowledges and agrees that the Landlord will incur substantial damages in the event that it is unable to provide vacant possession of all or part of the Leased Premises to future tenants in a timely manner.

47.      TENANT PARTNERSHIP OR GROUP

47.1 If the Tenant is a partnership, other than a limited partnership, each entity who is or subsequently becomes a member of the partnership or any successor thereof will be and shall continue to be subject to and jointly and severally liable for the performance and observance of the terms, covenants and conditions of this Lease by the Tenant, even if said entity ceases to be a member of such partnership or successor thereof.

48.      DEMOLITION

48.1     INTENTIONALLY DELETED.

49.      ACCRUAL OF RENT

49.1 Rent and Additional Rent shall be considered as accruing from day to day, and where it becomes necessary for any reason to calculate such Rent or Additional Rent for an irregular period of less than one year an appropriate apportionment and adjustment shall be made. Where the calculation of any Additional Rent is not made until after the termination of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the termination of this Lease and such amounts shall be payable by the Tenant upon demand by the Landlord.

50.      NOTICES

50.1 Notices, demands, requests or other instruments under this Lease will be delivered in person or sent by registered mail postage prepaid and addressed:

50.1.1   if to the Landlord, at:

                  Sutter Hill Management Corporation

                  201 Consumers Road, Suite 106, Toronto, Ontario M2J 4G8

                  Attention: Vice President - Property Management Group

                  Fax:       416-490-7734
         or to such other Person at any other address that the Landlord designates by written notice, and

50.1.2   if to the Tenant, at the Leased Premises:

                  Attention: President
                  Telecopy:  Tenant to advise in writing

         A notice, demand, request or consent will be considered to have been given or made on the business day that it is delivered or telecopied on or before 4:00 p.m. of said business day or on the next business day if given or made on a day which is not a business day or after 4:00 p.m. on a business day, or, if mailed, four (4) business days after the date of mailing. Either party may notify the other in writing of a change of address or telecopy and the address or telecopy specified in the notice will be considered the address or telecopy of the party for the giving of notices under this Lease. If the postal service is interrupted or substantially delayed, or such an interruption or delay is anticipated, any notice, demand, or request or other instrument will only be delivered in person. A notice given by or to one Tenant is a notice by or to all of the persons who are the Tenant under this Lease.

51.      LAWS OF ONTARIO APPLY

51.1 This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the Province of Ontario. This Lease is entered into subject to the express condition that it is to be effective only on obtaining such consents, if any, as may be required under Section 50 of the Planning Act R.S.O. 1990, ch. P. 13 or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same, and provided that such consents are granted on conditions which are acceptable to the Landlord. Notwithstanding the provisions of this Lease, if such consents are refused, or if such consents are not granted, or if such consents are granted upon a condition or conditions which the Landlord deems unacceptable to it, then this lease shall not be void or voidable, but in such event if the Term is in excess of twenty-one (21) years, then the Term shall not exceed a period of twenty (20) years and three-hundred and sixty-four (364) days from and including the Commencement Date without any right of renewal or extension.

52.      PAYMENT IN CANADIAN FUNDS

52.1 The Rent and Additional Rent reserved herein and all other amounts required to be paid or payable under the provisions of this Lease shall be paid in lawful money of Canada at par in Toronto, Ontario.

53.      NET LEASE


53.1 The Tenant acknowledges and agrees that it is intended that this Lease is a net lease to the Landlord, except as otherwise expressly and only to the extent herein set out to the contrary and that the Landlord is not responsible during the Term of this Lease for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises or the use and occupancy thereof or to the contents thereof or to the business carried on therein and the Tenant shall pay all charges, impositions, costs and expenses of any nature or kind relating to the Leased Premises, except and only to the extent as expressly to the contrary herein set out.

54.      ENTIRE LEASE


54.1 The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease, the Leased Premises and/or the Tenant's tenancy hereunder save as expressly set out in this Lease and that this Lease, the Schedules attached and the Rules and Regulations, constitute the entire agreement between the Landlord and the Tenant and may not be modified except by subsequent agreement in writing executed by the Landlord and the Tenant.

54.2 Subject to the provisions of this Lease respecting assignment by the Tenant, this Indenture shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and all covenants and agreements herein contained to be observed and performed by the Tenant shall be joint and several.

55.      INTERPRETATION

55.1 Unless the context otherwise requires, the word "Landlord" wherever it is used herein shall be construed to include and shall mean the Landlord, its successors and/or assigns, and the word "Tenant" shall be construed to include and shall mean the Tenant, and the executors, administrators, successors and/or assigns of the Tenant and when there are two or more tenants, or two or more persons bound by the Tenant's covenants herein contained, their obligations hereunder shall be joint and several; the word "Tenant" and the personal pronoun "it" relating thereto and used therewith shall be read and construed as tenants, and "his", "her", "its", or "their" respectively, as the number and gender of the party or parties referred to each require and the number of the verb agreeing therewith, shall be construed and agree with the said word or pronoun so substituted.

56.      NOTICE OF LEASE

56.1 The Tenant shall not register this Lease without the prior written consent of the Landlord which consent may be arbitrarily withheld. However, upon the request of either the Landlord or the Tenant, the other shall join in the execution of a memorandum or so-called "Short Form" of this Lease for the purpose of registration. Such memorandum or Short Form of this Lease shall only describe the parties, the Leased Premises and the Term, but shall be subject to the approval of the Landlord and its solicitors at the REQUESTING PARTY'S expense and shall be registered at the REQUESTING PARTY'S expense. THE TENANT agrees that it will, at its sole expense, discharge and withdraw from title any such registration within thirty (30) days after the expiration or sooner termination of this Lease. If such registration is not discharged and withdrawn during the aforesaid time, the Landlord shall have the right and is hereby irrevocably appointed by the Tenant as its agent and attorney to prepare, execute and register such documentation as is required to discharge and withdraw any such registration.

57.      CAPTIONS

57.1 The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraphs of this Lease nor do they in any way affect this Lease.

58.      SEVERANCE

58.1 If any term, covenant, condition or paragraph of this Lease or the application thereof to any person, party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, condition or paragraph to persons, parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

59.      TIME OF THE ESSENCE

59.1     Time shall be of the essence of this Lease and of every part hereof.

60.      LANDLORD AND TENANT RELATIONSHIP

60.1 The Landlord and the Tenant agree that neither any provision of this Lease nor any act of the parties shall be deemed to create any relationship between the Landlord and the Tenant other than the relationship of landlord and tenant.

61.      NEGOTIATION OF LEASE

61.1 The Tenant acknowledges and agrees that this Lease has been negotiated and approved by each of the Landlord and the Tenant and notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either the Landlord or the Tenant by reason of the authorship of any provision contained in this Lease. The Tenant acknowledges that the Landlord has strongly recommended that the Tenant receive independent legal advice prior to the Tenant executing this Lease.

62.      CONFIDENTIALITY

62.1 Subject to Paragraph 56.1 herein, the Tenant agrees to use REASONABLE efforts to keep confidential, and to REASONABLE efforts to ensure that those for whom it is at law responsible and its advisors keep confidential, the RENT provisions of this Lease.

63.      TENANT'S INSOLVENCY

63.1 Nothing contained in this Lease shall limit or prejudice the Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater than, equal to or less than the amounts recoverable, either as damages or Rent or Additional Rent, under this Lease.

63.2 Without limiting the foregoing, by reason of: (a) the Landlord's interest in this Lease, (b) the importance to the Landlord of the Tenant continuing to carry on business in the Leased Premises at all times in accordance with this Lease, and (c) the Landlord's entitlement to damages where this Lease is terminated by reason of an event of default, the Landlord does and will constitute a separate class or category of creditor in any plan of arrangement or proposal submitted by or on behalf of the Tenant under the Companies Creditors' Arrangement Act or the Bankruptcy and Insolvency Act, despite any changes in circumstances of the Tenant or its business.

64.      OTHER AGREEMENTS

         If Tenant enters into any other agreement or arrangement with Landlord, (the "Other Agreements"), any default under this Lease shall constitute a default under each of Other Agreements and any default under any of the Other Agreements shall constitute a default under this Lease enabling the Landlord to exercise any of its remedies hereunder and/or thereunder.

65.      SURVIVAL OF OBLIGATIONS

         Upon the expiration or earlier termination of this Lease: (a) all claims, causes of action or other outstanding obligations remaining or being unfulfilled by the Tenant as at the date of termination; (b) all of the provisions of this Lease relating to the obligations of the Tenant to account to or indemnify the Landlord and to pay to the Landlord any monies owing as at the date of termination in connection with this Lease; and (c) all provisions which are stated to survive shall survive such termination.

66.      PARKING

66.1 THE TENANT SHALL HAVE THE USE OF EIGHTEEN (18) UNRESERVED AND THREE (3) RESERVED underground parking spaces, on a basis of two and one half (2 1/2) spaces per one thousand (1000) rentable square feet leased. All such parking spaces to be at the rates and upon terms and conditions hereinafter set out.

66.2 The Tenant will pay to the Landlord for each parking space referred to in paragraph 66.1, together with the monthly instalments of rent, an amount equal to the amount charged by the Landlord for parking from time to time (said amount presently being $45.00 (plus G.S.T.)) per month per parking space. The Tenant acknowledges and agrees that the Landlord may increase the rate per parking space from time to time.

66.3 The Landlord shall have the right to make all changes, improvements or alterations as the Landlord may, in its sole discretion from time to time, decide in respect of the parking facilities, including, without limitation, the right to change the location and the layout of any such parking areas as the Landlord shall from time to time determine. The parking facilities shall at all times be subject to the exclusive control and management of the Landlord or its nominee who shall have the right to establish from time to time all REASONABLE rules and regulations for the general management and operation thereof provided that the Landlord shall not have any responsibility for the policing of the parking facility or any damage or loss sustained by the Tenant in connection therewith.

66.4 The Tenant shall furnish to the Landlord, upon request, the current licence plate numbers of all vehicles used by the Tenant and its employees which will be parked in or on either of the parking facilities and the Tenant shall thereafter notify the Landlord of any changes within five (5) days after such change occurs. Without in any way limiting the generality of the foregoing, the Landlord shall have the right, at the cost and expense of the Tenant, and without liability on the part of the Landlord, to remove any and all abandoned vehicles either in the below grade or above grade parking areas and the Landlord shall not be required to first give notice to the Tenant or such owner prior to the removal of the abandoned vehicle.

67.      CAPACITY OF AGENT

67.1 Notwithstanding anything else contained herein, the Tenant acknowledges and agrees that Sutter Hill Management Corporation. ("Sutter Hill") is executing this Lease as agent for the Landlord and not in Sutter Hill's personal capacity and without any personal or corporate liability on its part of any kind whatsoever.

68.      SCHEDULES

68.1 The parties hereto agree that Schedules "A", "B", "C", "D" and "E" form a part of this Lease and are deemed to be incorporated herein.

         IN WITNESS WHEREOF the parties hereto have executed these presents as of the date first above written.

                                    FANA BURNHAMTHORPE CORP. (Landlord)
                                    By its agent SUTTER HILL MANAGEMENT CORP.

                                    Per:   /s/ Michael W. Chase
                                           -------------------------------------
                                    Name:  MICHAEL W. CHASE
                                    Title: SECRETARY

                                                                             c/s

                                    Per:   -------------------------------------
                                    Name:
                                    Office:

                                    I/We have authority to bind the Corporation.


                                    VIVENTIA BIOTECH INC. (Tenant)

                                    Per:   /s/ Michael Byrne
                                           -------------------------------------
                                    Name:  MICHAEL BYRNE
                                    Title: CFO
                                                                             c/s

                                    Per:    /s/ Anthony Schincariol
                                            ------------------------------------
                                    Name:   ANTHONY SCHINCARIOL
                                    Office: PRES & CEO


                                    I/We have authority to bind the Corporation.

                                   SCHEDULE "A"

FIRSTLY: Parcel Z-5, Section M-986, being part of Block Z, Plan M-986;

SECONDLY: Parcel G-8, Section M-986, being part of Block G, Plan M-986;

THIRDLY: Parcel 20-2, Section E-9, being part of Lot 20, Concession 2, designated as Part 1, Plan 66R-13493; and

FOURTHLY: Parcel G-9, Section M-986, being part of Block G, Plan M-986;

all in the City of Toronto.

                                  SCHEDULE "B"

                                   FLOOR PLAN


                              [FLOOR PLAN GRAPHIC]

                                   SCHEDULE"C"

                              RULES AND REGULATIONS


1. The sidewalks, entries, passages, shipping and receiving areas, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Leased Premises. The Landlord reserves entire control of all parts of the Building employed for the common benefit of the tenants and without restricting the generally of the foregoing, the sidewalks, entries, corridors and passages not within the Leased Premises, washrooms, lavatories, air-conditioning closets and other closets, stairs, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it may deem advisable, provided that ingress to and egress from the Leased Premises is not unduly impaired thereby.

2. The Landlord reserves the right to use parts of the Common Areas, from time to time, for display, decorations, entertainments, structures designed and leased for retail sales, special features and promotional activities.

3. The Tenant, its agents, servants, contractors, invitees, or employees, shall not bring in or lake out, position, construct, install or move any counters, fridges, stoves, dishwashers, safes, or heavy machinery or equipment without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms, to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other equipment or furniture shall be at the expense of the Tenant and shall occur only at such time or times as consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord and the Landlord shall prescribe the means of access. Safes and other heavy office equipment and machinery will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building except during such hours approved by the Landlord.

4. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Two keys shall be supplied by the Landlord for each entrance door to the Leased Premises. If additional keys are requested, they must be paid for by the Tenant.

5. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant by whom or by whose agents, servants, or employees the same is caused. Tenants shall not let the water run unless it is in actual use, and shall not deface or mark any part of the Building, or drive nails, spikes, hooks, or screws into the walls or woodwork of the Building.

6. No Tenant shall do or permit anything to be done in the Leased Premises, or bring or keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the said Building or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department, or with any insurance upon said Building or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

7. No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

8. Canvassing, soliciting and peddling in or about the Building and in the parking area are prohibited.

9.       (a)      The Tenant shall not receive or ship articles of any kind
                  except through service access facilities, and designated shipping doors and at hours designated by the Landlord and under the supervision of the Landlord.

         (b) The Landlord shall notify the Tenant of the receipt of any goods and packages addressed to the Tenant and received at the designated shipping door and the Tenant shall remove such goods and packages forthwith upon receipt of such notice. If the goods and packages are not so removed by the Tenant within a reasonable time, the Landlord may deliver such goods and packages to the Leased Premises and the Tenant shall reimburse the Landlord upon demand for all costs and wages in connection with such delivery.

         (c) The Tenant shall notify the Landlord of any executed deliveries to the designated shipping doors to enable the Landlord to arrange and expedite truck movement, availability of personnel and elevators.

                  It shall be the duty of the respective tenants to assist and co-operate with the Landlord in preventing injury to the Leased Premises demised to them respectively.

10. The Landlord may lock the entrance doors to the Building from all streets each evening after normal business hours at the discretion of the Landlord and keep the same locked until a reasonable hour the next morning AND THE Landlord may keep the said entrance doors locked on Sundays and public holidays, PROVIDED THAT TENANT IS ABLE TO ACCESS THE LEASED PREMISES 24 HOURS PER DAY, 7 DAYS PER WEEK.

11. No inflammable oils or other inflammable, dangerous or explosive materials save those approved in writing by the Landlord's insurers shall be kept or permitted to be kept in the Leased Premises.

12. No bicycles or other vehicles shall be brought within the Building.

13.               No animals or birds shall be brought into the Building.

14. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced and without such directions, no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized in writing by the Landlord. No outside radio or television aerials shall be allowed on the Leased Premises without authorization in writing by the Landlord.

15.               No auction sales shall be allowed to take place in the Leased
Premises.

16.      (a)      The Tenant or any other occupants shall not encumber the fire escapes, window sills, or other part of the Building or the Leased Premises with goods, packages, flower pots, or any other articles.

         (b) The Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Leased Premises or cause or permit objectionable odours to emanate or be dispelled from the Leased Premises.

         (c) The Tenant shall not place or maintain any supplies or other articles in any vestibule or entry of the Leased Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Leased Premises or the Common Areas.

17. The Tenant agrees to the foregoing RULES AND REGULATIONS, which are hereby made a part of this Lease, and each of them, and agrees that for such persistent infraction of them, or any of them, as may in the opinion of the Landlord be calculated to annoy or disturb the quiet enjoyment of any other tenant, or for misconduct upon the part of the Tenant, or any one under it, the Landlord may declare a forfeiture and cancellation of the accompanying lease and may demand possession of the Leased Premises and/or enforce any of its other rights and remedies in accordance with the provisions of this Lease.

                                  SCHEDULE "D"

                          METHOD OF FLOOR MEASUREMENT



         The following sets out the methods of measuring areas in the Complex:

1.1      Total Leaseable Area of the Building

The calculation of the Total Leaseable Area of the Building whether rented or not shall be determined by the Landlord's Architect upon Landlord's request. The total Leaseable Area of the Building shall consist of the aggregate of all of the gross leaseable areas in the Building which are leased or which are capable of being leased and which are designed to be leased. The Total Leaseable Area of the Building shall be adjusted from time to time to give effect to any structural, functional or other change affecting the same.

2.1      Net Leaseable Area of the Leased Premises

The Net Leaseable Area of the Leased Premises shall be computed by measuring from the top surface of the subfloor to the bottom surface of the structural ceiling and from the inside of the exterior glass finish to the outside office side of the corridor or other permanent partitions and to the centre of partitions that separate the Leased Premises from adjoining rental area (if any) without deductions for columns or projections necessary to the Building of which the Leased Premises forms a part and shall exclude Building Service Areas and shall exclude the Accessory Areas or Tenant's Proportionate Share of such Accessory Areas, except that in the event of a tenant leasing an entire floor, the Net Leaseable Area of the Leased Premises shall be equal to the Gross Leaseable Area of the Leased Premises.

3.1      Total Leaseable Area of the Development

The calculation of the Total Leaseable Area of the Development whether rented or not shall be determined by Landlord's Architect upon Landlord's request. The total Leaseable Area of the Development shall consist of the aggregate of all of the gross leaseable areas in the Development which arc leased or which are capable of being leased and which are designed to be leased. The Total Leaseable Area of the Development shall be adjusted from time to time to give effect to any structural, functional or other change affecting the same.

                                  SCHEDULE "E"
                              ADDITIONAL PROVISIONS



El       TURNKEY

         So long as the Tenant has executed and delivered this Lease to the Landlord, LANDLORD SHALL AT ITS EXPENSE "TURNKEY" THE TENANT'S LEASEHOLD IMPROVEMENTS IN ACCORDANCE WITH MUTUALLY ACCEPTABLE DETAILED PLANS AND SPECIFICATIONS (DATED THE 16TH DAY OF NOVEMBER, 2000). SAID TURNKEY SHALL BE COMPLETED IN A GOOD AND WORKMANLIKE MANNER PRIOR TO THE COMMENCEMENT DATE AND SHALL INCLUDE BUT NOT BE LIMITED TO LANDLORD PERFORMING THE FOLLOWING IN THE LEASED PREMISES (COLLECTIVELY THE "TURNKEY"):

         (a) Paint premises in Tenant's choice of colours from Landlord's samples.

         (b) Remove existing carpet and install new carpet and baseboards in Tenant's choice of colours from Landlords samples;

         (c)      Clean and wax all tile floors in Premises.

         (d) Repair and replace any damaged or discoloured ceiling tiles, non-functioning lighting tubes or ballasts and any damaged building standard window blinds.

         (e) Enlarge two (2) existing offices and an existing storage room as indicated on Schedule "B" to be mutually agreed upon.

         (f)      Install new hardware (door handles) to Premises.

         (g) Remove window to existing computer room and replace with finished drywall.

E1A      SPACE PLAN

         The Landlord, AT ITS EXPENSE shall provide the Tenant with the service of the Landlord's space planner to prepare an initial space PLAN IMMEDIATELY plus two (2) revisions.

         The Tenant acknowledges and agrees that all choices of paint, carpet and other material shall be from the Landlord's standard samples finishes which are then readily available, PROVIDED SAME IS NOT UNDULY RESTRICTIVE.



E2       EARLY OCCUPANCY

         Provided that the Lease has been signed by the Tenant and the Turnkey has been substantially completed in all or part of the spaces prior to the Commencement Date, should the Tenant wish to occupy all or part of the Premises for its business operations prior to Commencement Date and after December 14, 2000, then the Tenant shall be so permitted-provided that the Tenant shall be governed by all applicable terms of THIS Lease as if THIS Lease were in full force and effect, save only as to the Net Rent and Additional Rent which in no event will commence sooner than the Commencement Date. Notwithstanding that the Landlord may not have the "Turnkey" work specified herein the Tenant shall have the right to occupy the Premises no later than December 15th, 2000 and no Net Rent or Additional Rent shall be payable by the Tenant until the Landlord has substantially completed such "Turnkey" work.

E3       RIGHT TO RENEW

         The Tenant when not in default, shall have the option to renew the Lease for a further period of five (5) years at the then current market rate for premises of comparable type, age, location and condition, without regard to the Leasehold Improvement, provided that the Tenant gives to the Landlord written notice of its intention to exercise this option no later than nine (9) months prior to the Lease EXPIRY DATE, failing which this option to renew will become null and void. All terms and conditions for the renewal period shall be the same as for the Term, same and except;

         a)       the net rental rate for the period;

         b)       the "Turnkey"; and

         c)       any further option to renew.